MERGER PURCHASE AGREEMENT



                                      AMONG



                                DrugMax.com, Inc.
                         DrugMax Acquisition Corporation



                                       AND



                               Valley Drug Company
                                Ronald J. Patrick
                                 Ralph A. Blundo




                                   April 19, 2000

                                TABLE OF CONTENTS


1.       Definitions..............................................................................................1

2.       Basic Transaction........................................................................................6
         2.1    The Merger........................................................................................6
         2.2    The Closing.......................................................................................6
         2.3    Actions at the Closing............................................................................6
         2.4    Effect of Merger..................................................................................7
         2.5    Holdback Provisions; Adjustment Amount............................................................8
         2.6    Closing of Transfer Records.......................................................................9

3.       Representations and Warranties of Valley and the Shareholders............................................9
         3.1    Organization, Qualification, and Corporate Power.................................................10
         3.2    Capitalization...................................................................................10
         3.3    Authorization of Transaction.....................................................................10
         3.4    Noncontravention.................................................................................11
         3.5    Financial Statements.............................................................................12
         3.6    Events Subsequent to Most Recent Fiscal Year End.................................................12
         3.7    Undisclosed Liabilities..........................................................................12
         3.8    Books and Records................................................................................12
         3.9    Title to Properties; Encumbrances................................................................13
         3.10   Condition and Sufficiency of Assets..............................................................13
         3.11   Accounts Receivable..............................................................................13
         3.12   Inventory........................................................................................13
         3.13   No Undisclosed Liabilities.......................................................................13
         3.14   Taxes............................................................................................14
         3.15   No Material Adverse Change.......................................................................14
         3.16   Employee Benefits................................................................................15
         3.17   Legal Proceedings; Orders........................................................................21
         3.18   Contracts; No Defaults...........................................................................22
         3.19   Insurance........................................................................................24
         3.20   Labor Relations; Compliance......................................................................26
         3.21   Intellectual Property............................................................................26
         3.22   Certain Payments.................................................................................28
         3.23   Environmental Matters............................................................................29
         3.24   Tax Matters......................................................................................30
         3.25   Notices and Consents.............................................................................30
         3.26   Regulatory Matters and Approvals.................................................................30


4.       Representations and Warranties of the Buyer and the Acquisition Corporation.............................30
         4.1    Organization.....................................................................................30
         4.2    Authorization of Transaction.....................................................................30

                                      -ii-

         4.3    Noncontravention.................................................................................31
         4.4    Certain Securities Law Matters...................................................................31
         4.5    Brokers' Fees....................................................................................31
         4.6    Release of Personal Guarantees...................................................................31

5.       Indemnification; Remedies...............................................................................31
         5.1    Survival; Right to Indemnification not Affected by Knowledge.....................................32
         5.2    Indemnification and Payment of Damages by Shareholders...........................................32
         5.3    Indemnification and Payment of Damages by Valley and the
                Shareholders - Environmental Matters.............................................................32
         5.4    Indemnification and Payment of Damages by Buyer..................................................33
         5.5    Time Limitations.................................................................................33
         5.6    Right of Set-Off.................................................................................34
         5.7    Procedure for Indemnification - Third Party Claims...............................................34
         5.8    Procedure for Indemnification - Other Claims.....................................................35
         5.9    Limit on Indemnification.........................................................................35

6.       Miscellaneous...........................................................................................35
         6.1    Press Releases and Public Announcements..........................................................35
         6.2    No Third-Party Beneficiaries.....................................................................35
         6.3    Entire Agreement.................................................................................35
         6.4    Succession and Assignment........................................................................36
         6.5    Counterparts.....................................................................................36
         6.6    Headings.........................................................................................36
         6.7    Notices..........................................................................................36
         6.8    Governing Law....................................................................................37
         6.9    Severability.....................................................................................37
         6.10   Expenses.........................................................................................37
         6.11   Construction.....................................................................................37
         6.12   Incorporation of Disclosure Schedule and Exhibits................................................37



Exhibit A: Certificate of Merger
Exhibit B: Form of Opinion of Counsel to Valley
Exhibit C: Form of Opinion of Counsel to the Buyer and the Acquisition Corporation
Exhibit D: Disclosure Schedule--Exceptions to Representations and Warranties
Exhibit E: Employment Agreement -- Ronald J. Patrick
Exhibit F: Employment Agreement - Ralph A. Blundo
Exhibit G: Form of Registration Rights Agreement - Ronald J. Patrick
Exhibit H: Form of Registration Rights Agreement - Ralph A. Blundo
Exhibit I: Form of Noncompetition Agreement - Ronald J. Patrick
Exhibit J: Form of Noncompetition Agreement - Ralph A. Blundo

                                MERGER AGREEMENT


         Agreement entered into as of April 19, 2000, by and among DrugMax.com, Inc., a Nevada corporation (the "Buyer"), DrugMax Acquisition Corporation, an Ohio corporation and a wholly-owned Subsidiary of the Buyer (the "Acquisition Corporation"), and Valley Drug Company, an Ohio corporation ("Valley"), Ronald
J. Patrick ("Patrick") and Ralph A. Blundo ("Blundo" and, together with Patrick, the "Shareholders"). The Buyer, the Acquisition Corporation, Valley and the Shareholders are referred to collectively herein as the "Parties."


         This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of Valley from the Shareholders for cash and shares of its $.001 common stock through a reverse subsidiary merger of the Acquisition Corporation with and into Valley that is intended to constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the IRC.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


         1     Definitions.
               -----------


         "Acquisition Corporation" has the meaning set forth in the preface above.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Applicable Contract" means any Contract (a) under which Valley or any of its Subsidiaries has or may acquire any rights, (b) under which Valley or any of its Subsidiaries has or may become subject to any obligation or liability, or
(c) by which Valley or any of its Subsidiaries or any of the assets owned or used by any of them is or may become bound.

         "Best Efforts" means the efforts that a prudent Person desirous of achieving a result and cognizant of the relative benefits, costs and expenses would use in similar circumstances to ensure that such result is achieved as expeditiously as is reasonably possible.

         "Buyer" has the meaning set forth in the preface above.

         "Certificate of Merger" has the meaning set forth in Section 2.3 below.

         "Closing" has the meaning set forth in Section 2.2 below.

         "Closing Date" has the meaning set forth in Section 2.2 below.

         "Confidential Information" means any information concerning the businesses and affairs of Valley and its Subsidiaries that is not already generally available to their competitors or the public.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages" as defined in Section 5.2.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Effective Time" has the meaning set forth in Section 2.4(a) below.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                           (a) any environmental, health, or safety matters or
conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                           (b) fines, penalties, judgments, awards, settlements,
legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                           (c) financial responsibility under Environmental Law
or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                           (d) any other compliance, corrective, investigative,
or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" means any Legal Requirement that requires or relates to:

                           (a) advising appropriate authorities, employees, and
the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                           (b) preventing or reducing to acceptable levels the
release of pollutants or hazardous substances or materials into the Environment;

                           (c) reducing the quantities, preventing the release,
or minimizing the hazardous characteristics of wastes that are generated;

                           (d) assuring that products are designed, formulated,
packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                           (e) protecting resources, species, or ecological
amenities;

                           (f) reducing to acceptable levels the risks inherent
in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                           (g) cleaning up pollutants that have been released,
preventing the threat of release, or paying the costs of such clean up or prevention; or

                           (h) making responsible parties pay private parties,
or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Valley or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by any of them.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Body" means any:

                           (a) nation, state, county, city, town, village,
district, or other jurisdiction of any nature;

                           (b) federal, state, local, municipal, foreign, or
other government;

                           (c) governmental or quasi-governmental authority of
any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d)  multi-national organization or body; or

                           (e) body exercising, or entitled to exercise, any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or Valley.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Holdback Agent" has the meaning set forth in Section 2.5 below.

         "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                           (a) such individual is actually aware of such fact or
other matter; or

                           (b) a prudent individual could be expected to
discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.


         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.


         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Merger" has the meaning set forth in Section 2.1 below.

         "Merger Consideration" has the meaning set forth in Section 2.4(e) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.5 below.

         "Ohio General Corporation Law" means the Ohio General Corporation Law, as amended, Section 17, Ohio Revised Code.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                           (a) such action is consistent with the past practices
of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b) such action is not required to be authorized by
the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                           (c) such action is similar in nature and magnitude to
actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Proxy(ies)" means the Irrevocable Proxy in the form attached to this Agreement as Exhibit B and delivered by each Shareholder upon execution of this Agreement.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of all of Valley Shares in favor of this Agreement and the Merger.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Shares" shall mean the common stock, $.001 par value, of the Buyer delivered to the Shareholders pursuant to Section 2.4(e) of this Agreement.

         "Shareholders" has the meaning set forth in the preface above.

         "Special Meeting" has the meaning set forth in Section 3.26 below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2.1 below.

          "Tax" means any tax (including any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Valley" has the meaning set forth in the preface above.

         "Valley Share" means any share of the Common Stock, no par value, of Valley.


         2     Basic Transaction.
               -----------------

         2.1 The Merger. On and subject to the terms and conditions of this Agreement, the Acquisition Corporation will merge with and into Valley (the "Merger") at the Effective Time. Valley shall be the corporation surviving the Merger (the "Surviving Corporation").

         2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. in Tampa, Florida, simultaneously with execution of this Agreement (the "Closing Date").

         2.3   Actions at the Closing.  At the Closing:
               ----------------------

          (a) Valley and the Acquisition Corporation will file with the Secretary of State of Ohio, a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger");

          (b) the Surviving Corporation and Patrick will enter into the Employment Agreement in the form attached hereto as Exhibit E;

          (c) the Surviving Corporation and Blundo will enter into the Employment Agreement in the form attached hereto as Exhibit F;

          (d) Patrick and Blundo will deliver certificates representing all Valley Shares; and

          (e) the Buyer and the Surviving Corporation will deliver to the Shareholders the Merger Consideration set forth in Section 2.4(e) less the portion thereof to be delivered to the Holdback Agent pursuant to Section 2.5 of this Agreement.

          (f) Patrick and Blundo will be appointed Directors of the Buyer to serve until the next annual meeting of Buyer's stockholders, at which meeting Patrick may stand for re-election if he so desires.


          (g) The Buyer and each Shareholder will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit G and Exhibit H and a Noncompetition Agreement in substantially the form attached hereto as Exhibits I and J.


         2.4   Effect of Merger.
               ----------------

               (a) General. The Merger shall become effective at the time (the "Effective Time") Valley and the Acquisition Corporation file the Certificate of Merger with the Secretary of State of Ohio. The Merger shall have the effect set forth in the Ohio General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Valley or the Acquisition Corporation in order to carry out and effectuate the transactions contemplated by this Agreement.

               (b) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of the Acquisition Corporation immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).


               (c) Bylaws. The Code of Regulations of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Code of Regulations of the Surviving Corporation immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).


               (d) Directors and Officers. The directors and officers of the Acquisition Corporation shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). In this regard, Patrick and Blundo will be designated directors of the Acquisition Corporation and will continue to serve as directors of the Surviving Corporation, subject to the rights of its shareholder to vote its shares to elect future directors.

               (e) Conversion of Valley Shares. After the Effective Time, no Valley Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4(e). At and as of the Effective Time, each Valley Share shall be converted into the right to receive a pro rata share of the Merger Consideration. The Merger Consideration consists of cash in the amount of $1,700,000 and 226,666 Shares. The Merger Consideration is subject to adjustment as described below in Section 2.5. The Merger Consideration, as adjusted, is the "Adjusted Merger Consideration". Merger Consideration consisting of $1,700,000 and 204,000 Shares will be delivered to the Shareholders at Closing. At Closing, 22,666 Shares (the "Holdback Shares"), which Shares will be withheld equally from each Shareholder, will be subject to the Holdback Provisions described in Section 2.5.

               (f) Conversion of Capital Stock of the Acquisition Corporation. At and as of the Effective Time, each share of Common Stock, no par value per share, of the Acquisition Corporation shall be converted into one share of Common Stock, no par value, of the Surviving Corporation.

         2.5    Holdback Provisions; Adjustment Amount.
                --------------------------------------

                  (a) Delivery of Holdback Shares. At the Closing, the Holdback Shares will be delivered to Schifino & Fleischer, P.A., Tampa, Florida (the "Holdback Agent"), to hold and be released in accordance with the provisions described herein. Concurrent with delivery of the Holdback Shares to the Holdback Agent, each of Patrick and Blundo shall deliver to Buyer stock powers with medallion signature guarantees with respect to, in each case, one-half of the Holdback Shares delivered to the Holdback Agent. The stock powers will grant Buyer the right to transfer all or some of such Holdback Shares as hereinafter described. The Holdback Agent shall hold the Holdback Shares until the earlier of (i) the date that is thirty days after the day on which the Buyer gives written notice to the Shareholders that it has completed its review of the business of Valley or (ii) 120 days after the Closing Date (the "Release Date"). The Buyer shall have until the Release Date to exercise the Holdback Provisions to the extent they relate to the Buyer's right of adjustment as described below in Section 2.5(c), or the Buyer's right to Indemnification and setoff arising under Section 5 of this Agreement as described below in Section 2.5(d). Any Holdback Shares held by the Holdback Agent on the Release Date as to which the Holdback Agent has not been notified by Buyer that it is exercising its rights to adjustment or indemnification and setoff shall be delivered one-half to Patrick and one-half to Blundo together with any stock powers delivered to the Holdback Agent by the Shareholders.

                  (b) Buyer's Right to Adjustment of Merger Consideration. If the Adjustment Amount (as defined below) is a positive number, there will be no adjustment to the Merger Consideration. If the Adjustment Amount is a negative number, the Adjusted Merger Consideration will be the Merger Consideration reduced by the Adjustment Amount. Upon determination of the Adjusted Merger Consideration, the Holdback Agent will release to the Buyer, Holdback Shares with an aggregate value equal to the difference, if any, between the Adjusted Merger Consideration and the Merger Consideration. Thereafter, the Holdback Agent will continue to hold any remaining Holdback Shares until the Release Date according to the provisions relating to the Buyer's right to Indemnification and setoff as described below in Section 2.5(d). For purposes of determining the number of Shares, if any, to be delivered to Buyer pursuant to this paragraph, the Shares shall be deemed to have a value of $15.00 per Share.

                  (c) Determination of the Adjustment Amount and Adjusted
         Merger Consideration.
                           (i) The Adjustment Amount (which may be a positive or negative number) will be equal to (1) the consolidated stockholders' equity of Valley as of the Closing Date determined in accordance with GAAP, minus (2) $541,827, which is the Shareholders' Equity (unaudited) of Valley as of the Most Recent Fiscal Year End reduced by $200,000.

                           (ii) Buyer will cause a firm of independent certified public accountants to audit consolidated financial statements ("Closing Financial Statements") of Valley as of the Closing Date and for the period from the Most Recent Fiscal Year End through the Closing Date, including a computation of consolidated stockholders' equity as of the Closing Date. Valley will deliver the Closing Financial Statements to Buyer within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Buyer has not given Shareholders notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Buyer's objection), then the consolidated stockholders' equity reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Buyer gives such notice of objection, then the issues in dispute will be submitted to Deloitte and Touche certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties absent manifest error; and (iii) Buyer and Shareholders will each bear 50% of the fees of the Accountants for such determination.

                   (d) Buyer's Right to Indemnification and setoff. To the extent not used to pay the Adjustment Amount, if any, to Buyer, Holdback Shares will be available, prior to the Release Date, to fund the Buyer's right to Indemnification and setoff under Section 5 of this Agreement.

         2.6 Closing of Transfer Records. As of the execution of this Agreement, transfers of Valley Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3 Representations and Warranties of Valley and the Shareholders. Valley and the Shareholders, represent and warrant to the Buyer and the Acquisition Corporation that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the

"Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1 Organization, Qualification, and Corporate Power. Each of Valley and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Valley and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Valley and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of Valley and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.


         3.2 Capitalization. The entire authorized capital stock of Valley consists of five hundred (500) Valley Shares, of which one hundred (100) Valley Shares are issued and outstanding. No Valley Shares are held in treasury. All of the issued and outstanding Valley Shares have been duly authorized and are validly issued, fully paid, and nonassessable. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of all Valley Shares free and clear of all Encumbrances. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Valley to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Valley.


         3.3   Authorization of Transaction.
               ----------------------------

          (a) Valley and each Shareholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder; provided, however, that Valley cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement and the Proxies constitutes the valid and legally binding obligation of Valley and each Shareholder, enforceable against each of them in accordance with their terms and conditions.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

                                    (i) contravene, conflict with, or result in a violation of (A) any provision of the organizational documents of Valley, or (B) any resolution adopted by the board of directors or the stockholders of Valley;

                                    (ii) contravene in any material respect, conflict in any material respect with, or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any

                                    Order to which Valley or any of its
                                    Subsidiaries, or any of the assets owned or used by any of them at the Effective Time, may be subject;

                                    (iii) contravene in any material respect, conflict in any material respect with, or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Valley or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, any of them, which revocation, withdrawal, suspension, cancellation, termination or modification would have a material adverse effect on such entity;

                                    (iv) to their Knowledge, cause Buyer or
                                    Valley or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax;

                                    (v) cause any of the assets owned by Valley or any of its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body;

                                    (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any agreement to which Valley or any of its Subsidiaries was a party immediately prior to the Effective Time, which declaration, exercise, cancellation, termination or modification would have a material adverse effect on it; or

                                    (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Valley or any of its Subsidiaries.

         3.4 Noncontravention. To the Knowledge of any director, officer or Shareholder of Valley, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Valley and its Subsidiaries is subject or any provision of the charter or bylaws of any of Valley and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Valley and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of Valley and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of Valley and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.


         3.5 Financial Statements. Valley has delivered to Buyer: (a) compiled consolidated balance sheets of Valley as at December 31 in each of the years 1995 through 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of its independent certified public accountants and (b) a reviewed consolidated balance sheet of Valley as at December 31, 1999 (the "Most Recent Fiscal Year End"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the twelve months then ended, including in each case the notes thereto. For the period beginning January 1, 1999, and to the Shareholders' Knowledge for all prior periods, such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Valley as at the respective dates of and for the periods referred to in such financial statements. To the Shareholders' Knowledge, the financial statements referred to in this Section 3.5 reflect the consistent application of sound accounting principles throughout the periods involved.

         3.6 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Valley and its Subsidiaries taken as a whole, except that Valley has distributed the aggregate sum of $100,000 to the Shareholders and loaned the Shareholders the sum of $100,000. A Shareholder's loan is due and payable, without interest, on the first to occur of (i) the sale by such Shareholder of any Shares or (ii) that date that is twenty-four months after the Closing Date.

         3.7 Undisclosed Liabilities. None of Valley and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Year End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.8 Books and Records. The books of account, minute books, stock record books, and other records of Valley, all of which have been made available to Buyer, are complete and correct, in all material respects, and have been maintained, in all material respects, in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Valley contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Valley, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Valley.

         3.9 Title to Properties; Encumbrances. The Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Valley or its Subsidiaries. Valley and its Subsidiaries own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Valley or its Subsidiaries or reflected as owned in the books and records of Valley or its Subsidiaries, including all of the properties and assets reflected in the balance sheet of the Most Recent Fiscal Year End (except for personal property sold since the date of the balance sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Valley or the Subsidiaries since the date of the balance sheet of the Most Recent Fiscal Year End (except for personal property acquired and sold since the date of such balance sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in the Disclosure Schedule. Except as shown on the Disclosure Schedule, all material properties and assets reflected in the balance sheet of the Most Recent Fiscal Year End, and all such properties and assets owned by Valley or its Subsidiaries, are free and clear of all Encumbrances other than (a) minor imperfections in title and Encumbrances which do not materially affect such property or assets or the use thereof by Valley or its Subsidiaries.

         3.10 Condition and Sufficiency of Assets. The equipment of Valley and its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The equipment of Valley and its Subsidiaries are sufficient for the continued conduct of their businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.11 Accounts Receivable. All accounts receivable of Valley and its Subsidiaries on their respective accounting records (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The Accounts Receivable are current and, to their Knowledge, collectible net of the respective reserves shown on the accounting records of Valley. Such reserves are adequate and in an amount that is consistent with the past accounting practices of Valley. There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable (except as reflected by the Disclosure Schedule).

         3.12 Inventory. Except as shown on Part 3.12 of the Disclosure Schedule, all inventory of Valley and its Subsidiaries, whether or not reflected in the balance sheet as of the Most Recent Fiscal Year End, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the balance sheet for the Most Recent Fiscal Year End. The quantities of each item of inventory are reasonable in the present circumstances of Valley.

         3.13 No Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, Valley and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the balance sheet of the Most Recent Fiscal Year End and current liabilities incurred in the Ordinary Course of Business since the dates thereof.

         3.14  Taxes.
               -----

         (a) Valley and each of its Subsidiaries has filed or caused to be filed (on a timely basis since their inception) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Valley has made available to Buyer copies of all such Tax Returns. Valley and each of its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Valley or any of its Subsidiaries, except such Taxes, if any, as are listed in Part 3.14 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the balance sheet and as of the Most Recent Fiscal Year End.

         (b) The United States federal and state income Tax Returns of Valley and each of its Subsidiaries subject to such Taxes have not been audited by the IRS or relevant state tax authorities and neither Valley nor any of its Subsidiaries has received notice of audit from the IRS or relevant state tax authorities. Except as described in the Disclosure Schedule, neither Valley nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes.

          (c) The charges, accruals, and reserves with respect to Taxes on the respective books of Valley and each of its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to that entity's liability for Taxes. There exists no proposed tax assessment against Valley or any of its Subsidiaries except as disclosed in the balance sheet as of the Most Recent Fiscal Year End or in the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Valley or any of its Subsidiaries. All Taxes that Valley or any of its Subsidiaries is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by (or that include on a consolidated basis) Valley or any of its Subsidiaries are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by Valley or any of its Subsidiaries after the date of this Agreement.

                  3.15 Securities Law Matters. (a) Each Shareholder represents to the Buyer that he: (A) understands that the Shares received by him in this transaction have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and are delivered by the Buyer in reliance upon federal and state exemptions for transactions not involving any public offering; (B) is acquiring the Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof; (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received sufficient information concerning the Buyer, and has had the opportunity to obtain additional information as desired by it or its legal and financial advisors, in order to evaluate the merits and risks inherent in holding the Shares; and (E) understands that the Shares delivered to the Shareholders is subject to resale restrictions and may be sold or otherwise transferred by him only in compliance with applicable laws, rules and regulations of applicable federal and state securities laws.

         (b) Each Shareholder is acquiring the Buyer's Shares for his or its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

         3.16 Employee Benefits. (a) As used in this Section, the following terms have the meanings set forth below.

                           "Company Other Benefit Obligation" means an Other
Benefit Obligation, if any, owed, adopted, or followed by Valley or an ERISA Affiliate of Valley.

                           "Company Plan" means all Plans, if any, of which
Valley or an ERISA Affiliate of Valley is or was a Plan Sponsor, or to which Valley or an ERISA Affiliate of Valley otherwise contributes or has contributed, or in which Valley or an ERISA Affiliate of Valley otherwise participates or has participated. All references to "Plans" are to "Company Plans" unless the context requires otherwise.

                           "Company VEBA" means a VEBA, if any, whose members
include employees of Valley or any ERISA Affiliate of Valley.

                           "ERISA Affiliate" means, with respect to Valley, any
other person, if any, that, together with the Buyer, would be treated as a single employer under IRC ss. 414.

                           "Multi-Employer Plan" has the meaning given in ERISA
ss. 3(37)(A).

                           "Other Benefit Obligations" means all obligations,
arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements, if any, under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

                           "PBGC" means the Pension Benefit Guaranty
Corporation, or any successor thereto.

                           "Pension Plan" has the meaning given in ERISA ss.
3(2)(A).

                           "Plan" has the meaning given in ERISA ss. 3(3).

                           "Plan Sponsor" has the meaning given in ERISA ss.
3(16)(B).

                           "Qualified Plan" means any Plan that meets or
purports to meet the requirements of IRC ss. 401(a).

                           "Title IV Plans" means all Pension Plans that are
subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multi-Employer Plans.

                           "VEBA" means a voluntary employees' beneficiary
association under IRC ss. 501(c)(9).

                           "Welfare Plan" has the meaning given in ERISA ss.
3(1).

                           (b) (i) the Disclosure Schedule contains a complete
and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans, if any, that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

                              (ii) the Disclosure Schedule contains a complete
and accurate list of (A) all ERISA Affiliates of Valley, and (B) all Plans, if any, of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                              (iii) the Disclosure Schedule sets forth, for each
Multi-Employer Plan, if any, as of its last valuation date, the amount of potential withdrawal liability, if any, of Valley and other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

                              (iv) the Disclosure Schedule sets forth a
calculation of the liability of Valley and its Subsidiaries for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Valley or any Subsidiary is required by this Statement to disclose such information.

                              (v) the Disclosure Schedule sets forth the
financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation, if any, that is not subject to the disclosure and reporting requirements of ERISA.

                           (c) Valley has delivered to Buyer, or will deliver to
Buyer within ten days of the date of this Agreement:

                              (i) all documents that set forth the terms of each
Company Plan, Company Other Benefit Obligation, or Company VEBA, if any, and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Valley or its Subsidiaries are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs, if any, for which a plan description or summary plan description is not required;

                              (ii) all personnel, payroll, and employment
manuals and policies;

                              (iii) all collective bargaining agreements
pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Valley and the ERISA Affiliates of Valley, and all collective bargaining agreements, if any, pursuant to which contributions are being made or obligations are owed by such entities;

                              (iv) a written description of any Company Plan or
Company Other Benefit Obligation that is not otherwise in writing;

                              (v) all registration statements, if any, filed
with respect to any Company Plan;

                              (vi) all insurance policies, if any, purchased by
or to provide benefits under any Company Plan;

                              (vii) all contracts, if any, with third party
administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                              (viii) all reports, if any, submitted within the
four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                              (ix) all notifications, if any, to employees of
their rights under ERISA ss. 601 et seq. and IRC ss. 4980B;

                              (x) the Form 5500 filed in each of the most recent
three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                              (xi) all notices, if any, that were given by
Valley or any ERISA Affiliate of Valley or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section;

                              (xii) all notices, if any, that were given by the
IRS, the PBGC, or the Department of Labor to Valley, any ERISA Affiliate of Valley, or any Company Plan within the four years preceding the date of this Agreement;

                              (xiii) with respect to Qualified Plans and VEBAs,
if any, the most recent determination letter for each Plan of Valley or its Subsidiaries that is a Qualified Plan; and

                              (xiv) with respect to Title IV Plans, if any, the
Form PBGC-1 filed for each of the three most recent plan years.

                           (d) Except as set forth in the Disclosure Schedule:

                              (i) To their Knowledge, Valley and its
Subsidiaries have performed, in all material respects, all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. Valley and its Subsidiaries have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

                              (ii) Valley and its Subsidiaries have not, and to
their Knowledge no other Person has, made any statement, either written or oral, with regard to any Plan or Other Benefit Obligation that was not in accordance with, in all material respects, the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to Valley or to Buyer.

                              (iii) To their Knowledge, Valley and its
Subsidiaries, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, if any, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA, if any, is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section, and with any applicable collective bargaining agreement.

                                   (A) No transaction prohibited by ERISAss.406
and no "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan, if any.

                                   (B) Neither Valley nor any of its
Subsidiaries has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                   (C) Neither Valley nor any of its
Subsidiaries has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                                   (D) Since December 31, 1998, and to the
Knowledge of the Shareholders for all prior periods, all filings required by ERISA and the IRC as to each Plan, if any, have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                   (E) All contributions and payments made or
accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

                              (iv) Each Company Plan (that is not a Qualified
Plan) can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                              (v) Since December 31, 1999, there has been no
establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation that has not been approved in writing by the Buyer.

                              (vi) To the Knowledge of Valley and the
Shareholders, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                              (vii) Other than claims for benefits submitted by
participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA, if any, is pending or is Threatened.

                              (viii) No Company Plan is a stock bonus or pension
plan within the meaning of IRC ss. 401(a).

                              (ix) Each Qualified Plan of Valley or its
Subsidiaries is qualified in form and substantially in operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a). Each Company VEBA is exempt from federal income tax. To the Knowledge of the Shareholders, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                              (x) Valley and each ERISA Affiliate of Valley has
met the minimum funding standard, if any, and has made all contributions required, under ERISA ss. 302 and IRC ss. 402.

                              (xi) No Company Plan is subject to Title IV of
ERISA.

                              (xii) Valley and its Subsidiaries have paid all
amounts due to the PBGC pursuant to ERISA ss. 4007.

                              (xiii) Neither Valley nor or any ERISA Affiliate
of Valley has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject to any entity liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

                              (xiv) Neither Valley nor any ERISA Affiliate of
Valley has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

                              (xv) No amendment has been made, or is reasonably
expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29).

                              (xvi) No accumulated funding deficiency, whether
or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                              (xvii) The actuarial report for each Pension Plan
of Valley and each ERISA Affiliate of Valley fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                              (xviii) Since the last valuation date for each
Pension Plan of Valley and each ERISA Affiliate of Valley, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                           (xix) No reportable event (as defined in ERISA ss.
4043 and in regulations issued thereunder) has occurred.

                           (xx) No Shareholder has Knowledge of any facts or
circumstances that may give rise to any liability of Valley or Buyer to the PBGC under Title IV of ERISA.

                           (xxi) Neither Valley nor any ERISA Affiliate of
Valley has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                           (xxii) Neither Valley nor any ERISA Affiliate of
Valley has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either Valley or Buyer to a Multi-Employer Plan.

                           (xxiii) Neither Valley nor any ERISA Affiliate of
Valley has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                           (xxiv) No Multi-Employer Plan to which Valley or any
ERISA Affiliate of Valley contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                           (xxv) Except to the extent required under ERISA ss.
601 et seq. and IRCss. 4980B, Valley does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                           (xxvi) Valley has the right to modify and terminate
benefits to retirees (other than pensions) with respect to both retired and active employees.

                           (xxvii) Valley and its Subsidiaries have complied
with the provisions of ERISA ss. 601 et seq. and IRC ss. 4980B.

                           (xxviii)No payment that is owed or may become due to
any director, officer, employee, or agent of Valley will be non-deductible to Valley or subject to tax under IRC ss. 280G or ss. 4999; nor will Valley be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                           (xxix) The consummation of the Merger will not result
in the payment, vesting, or acceleration of any benefit.

         3.17 Legal Proceedings; Orders.
              -------------------------

                  (a) Except as set forth in the Disclosure Schedule, there is no pending Proceeding:

                           (i) that has been commenced by or against Valley or
any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Valley or any of its Subsidiaries; or

                           (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, the Merger.

                  To the Knowledge of the Shareholders and Valley, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that might reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Valley has delivered to the Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in the Disclosure Schedule. The Proceedings listed in the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of Valley or any of its Subsidiaries.

                  (b) Except as set forth in the Disclosure Schedule:

                           (i) there is no Order to which Valley or any of its
Subsidiaries, or any of the assets owned or used by any of them, is subject;

                           (ii) neither Valley or any of its Subsidiaries is
subject to any Order that relates to the business of, or any of the assets owned or used by, Valley or any of its Subsidiaries; and

                           (iii) no officer, director, agent, or employee of
Valley is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Valley.

                  (c) Except as set forth in the Disclosure Schedule:

                           (i) to the Knowledge of the Shareholders, Valley and
each of its Subsidiaries is, and at all times since its formation has been, in full compliance with all of the terms and requirements of each Order, if any, to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) to the Knowledge of the Shareholders, no event
has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Valley or any of its Subsidiaries, or any of the assets owned or used by any of them, is subject, which violation or failure to comply would result in a material adverse effect on any of them; and

                           (iii) to the Knowledge of the Shareholders, neither
Valley nor any of its Subsidiaries has ever received, at any time since its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which it, or any of the assets owned or used by it, is or has been subject.

         3.18 Contracts; No Defaults.
              -----------------------

                        (a) the Disclosure Schedule contains a complete and accurate list, and Valley has delivered to the Buyer true and complete copies, of:

                           (i) each Applicable Contract, if any, that involves
performance of services or delivery of goods or materials by Valley or any of its Subsidiaries of an amount or value in excess of $25,000

                           (ii) each Applicable Contract, if any, that involves
performance of services or delivery of goods or materials to Valley or any of its Subsidiaries of an amount or value in excess of $25,000

                           (iii) each Applicable Contract, if any, that was not
entered into in the Ordinary Course of Business and that involves expenditures or receipts of Valley or any of its Subsidiaries in excess of $25,000

                           (iv) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable Contract, if any, affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                           (v) each licensing agreement or other Applicable
Contract, if any, with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi) each collective bargaining agreement and other
Applicable Contract, if any, to or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture, partnership, and other
Applicable Contract (however named), if any, involving a sharing of profits, losses, costs, or liabilities by Valley or any of its Subsidiaries with any other Person;

                           (viii) each Applicable Contract, if any, containing
covenants that in any way purport to restrict the business activity of Valley or any of its Subsidiaries or limit the freedom of any of them to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract, if any, providing for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) each power of attorney, if any, that is currently
effective and outstanding;

                           (xi) each Applicable Contract, if any, entered into
other than in the Ordinary Course of Business that contains or provides for an express undertaking by Valley or any of its Subsidiaries to be responsible for consequential damages;

                           (xii) each Applicable Contract, if any, for capital
expenditures in excess of $10,000;

                           (xiii) each written warranty, guaranty, and or other
similar undertaking, if any, with respect to contractual performance extended by Valley or any of its Subsidiaries other than in the Ordinary Course of Business; and

                           (xiv) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

                  The Disclosure Schedule sets forth the parties to the Contracts, the amount of the remaining commitment of Valley or its Subsidiary under the Contracts and the office where details relating to the Contracts are located.

                  (b) Except as set forth in the Disclosure Schedule:

                           (i) no Shareholder (and no Related Person of any
Shareholder) has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Valley or any Subsidiary; and

                           (ii) no officer, director, agent, employee,
consultant, or contractor of Valley or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Valley or any Subsidiary, or
(B) assign to Valley or any Subsidiary or to any other Person any rights to any invention, improvement, or discovery.

                      (c) each Contract identified or required to be identified in the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws of general application affecting the rights of creditors and (ii) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

                      (d) Except as set forth in the Disclosure Schedule:

                           (i) to the Knowledge of the Shareholders, Valley and
each of its Subsidiaries is, and at all times since its formation has been, in full compliance with all applicable terms and requirements of each Contract under which Valley or any such Subsidiary has or had any obligation or liability or by which Valley or such Subsidiary or any of the assets owned or used by any of them is or was bound, except where such failure to comply would not have a material adverse effect on it;

                           (ii) to the Knowledge of the Shareholders, each other
Person that has or had any obligation or liability under any Contract under which Valley or any of its Subsidiaries has or had any rights is, and at all times since its formation has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) to the Knowledge of the Shareholders, no event
has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Valley or any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                           (iv) to the Knowledge of the Shareholders, neither
Valley nor any of its Subsidiaries has given to or received from any other Person, at any time since its formation, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Contract.

                      (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Valley or any of its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                      (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by Valley or any of its Subsidiaries have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.19     Insurance.
                  ----------

                      (a) Valley has delivered to the Buyer:

                           (i) true and complete copies of all policies of
insurance to which Valley or any of its Subsidiaries is a party or under which any of them, or any director of Valley is or has been covered at any time since December 31, 1998;

                           (ii) true and complete copies of all pending
applications, if any, for policies of insurance; and

                           (iii) any statement by the auditor of any financial
statements of Valley with regard to the adequacy of such entity's coverage or of the reserves for claims.

                      (b) the Disclosure Schedule describes:

                           (i) any self-insurance arrangement by or affecting
Valley or any of its Subsidiary, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy
of insurance, for the transfer or sharing of any risk by Valley or any of its Subsidiaries; and

                           (iii) all obligations of Valley or any of its
Subsidiaries to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                      (c) the Disclosure Schedule sets forth, by year, for the current policy year and each policy year since 1997 for Valley and each
Subsidiary:

                           (i) a summary of the loss experience under each
policy;

                           (ii) either, a statement that there have been no
claim under an insurance policy since 1995, or a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                              (A) the name of the claimant;

                              (B) a description of the policy by insurer, type
of insurance, and period of coverage; and

                              (C) the amount and a brief description of the
claim; and

                           (iii) a statement describing the loss experience for
all claims that were self-insured, including the number and aggregate cost of such claims.

                      (d) Except as set forth on the Disclosure Schedule:

                           (i) All policies to which Valley or any of its
Subsidiaries is a party or that provide coverage to Valley, any Subsidiary of Valley, or any director or officer of any of them:

                              (A) are valid, outstanding, and enforceable;

                              (B) are issued by an insurer that is financially
sound and reputable;

                              (C) taken together, provide adequate insurance
coverage for the assets and the operations of Valley and its Subsidiaries for all risks to which Valley and its Subsidiaries are normally exposed;

                              (D) are sufficient for compliance, in all material
respects, with all Legal Requirements and Contracts to which Valley or any of its Subsidiaries is a party or by which any of them is bound;

                              (E) will continue in full force and effect
following the consummation of the Merger; and

                              (F) do not provide for any retrospective premium
adjustment or other experienced-based liability on the part of Valley or any of its Subsidiaries.

                           (ii) Neither Valley or any of its Subsidiaries has
received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) Valley and each of its Subsidiaries have paid
all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any of them is a party or that provides coverage to any of them or a director thereof.

                           (iv) Valley has given notice to the insurer of all
claims that may be insured thereby.

         3.20 Labor Relations; Compliance. Since December 31, 1998 neither Valley nor any of its Subsidiaries has been or is a party to any collective bargaining or other labor Contract. Since December 31, 1998, there has not been, there is not presently pending or existing, and to their Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Valley or any of its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Valley or any of its Subsidiaries or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could reasonably provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Valley or any of its Subsidiaries, and no such action is contemplated. Since December 31, 1998 and, to their Knowledge, all periods prior to such date, Valley and each of its Subsidiaries has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, where such failure to comply would have a material adverse effect on it. To their Knowledge, for all periods since December 31, 1998, neither Valley nor any of its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.21     Intellectual Property.
                  ---------------------

                  (a) INTELLECTUAL PROPERTY ASSETS -- The term "Intellectual Property Assets" includes:
                           (i) the name "Valley Drug Company", all fictional
business names, trade names, registered and unregistered trademarks, service marks, and applications, if any, (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
and discoveries that may be patentable, if any, (collectively, "Patents");

                           (iii) all copyrights in both published works and
unpublished works, if any, (collectively, "Copyrights"); and

                           (iv) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by Valley or any of its Subsidiaries as licensee or licensor, if any.

                      (b) AGREEMENTS -- the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Valley or any of its Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which Valley or any of its Subsidiaries is a party or by which any of them is bound. There are no outstanding and, to their Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                      (c) KNOW-HOW NECESSARY FOR THE BUSINESS.

                          The Intellectual Property Assets are all those
necessary for the operation of Valley's businesses as they are currently conducted. Either Valley or one or more of its Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                     (d)  PATENTS.

                          None of Valley or any of its Subsidiaries owns any
Patents.

                     (e)  TRADEMARKS.

                           (i) the Disclosure Schedule contains a complete and
accurate list and summary description of all Marks. One or more of Valley or its Subsidiaries is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) No Marks have been registered with the United
States Patent and Trademark.

                           (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to the Knowledge of the Shareholders, no such action is threatened with the respect to any of the Marks.

                           (iv) To the Knowledge of the Shareholders, there is
no potentially interfering trademark or trademark application of any third party.

                           (v) No Mark is infringed or, to their Knowledge, has
been challenged or threatened in any way. None of the Marks used by Valley or any of its Subsidiaries, infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                      (f) COPYRIGHTS.

                           (i) the Disclosure Schedule contains a complete and
accurate list and summary description of all Copyrights. One or more of Valley or any of its Subsidiaries is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All of the Copyrights have been registered and
are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety after the Closing Date.

                           (iii) No Copyright is infringed or, to the Knowledge
of the Shareholders, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iv) All works encompassed by the Copyrights have
been marked with the proper copyright notice.

                      (g) TRADE SECRETS.

                           (i) With respect to each Trade Secret, if any, the
documentation relating to such Trade Secret is current and accurate in all material respects, and is sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) Valley and its Subsidiaries have taken all
reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                           (iii) Either Valley or one or more of its
Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to their Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of Valley. No Trade Secret is subject to any adverse claim or has been challenged or, to their Knowledge, threatened in any way.

         3.22 Certain Payments. Since its formation, neither Valley nor any of its Subsidiaries or director, officer, member, agent, or employee of any of them, or to their Knowledge any other Person associated with or acting for or on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any of them, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Valley.

         3.23 Environmental Matters. Except as set forth in part 3.23 of the disclosure Schedule:


                           (a) Valley and each of its Subsidiaries is in full
compliance with, and to the Knowledge of the Shareholders is not in violation of or liable under, any Environmental Law. None of them has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Valley or any of its Subsidiary has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any of them, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.


                           (b) There are no pending or, to the Knowledge of the
Shareholders and Valley, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Valley or any of its Subsidiaries has or had an interest.

                           (c) Neither Valley nor the Shareholders has Knowledge
of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Valley or any of its Subsidiaries had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of them, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (d) Neither Valley nor the Shareholders, or any other
Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to their Knowledge, with respect to any other properties and assets (whether real, personal, or mixed) in which Valley or any of its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                           (e) There are no Hazardous Materials present on or in
the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Valley or any of its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, or to their Knowledge, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Valley or any of its Subsidiaries has or had an interest except in full compliance with all applicable Environmental Laws.

                           (f) There has been no Release or, to the Knowledge of
Valley and the Shareholders, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Valley or any of its Subsidiaries has or had an interest, or to the Knowledge of the Shareholders and Valley any geologically or hydrologically adjoining property, whether by Valley, any of its Subsidiaries, or any other Person.

                           (g) Valley has delivered to Buyer true and complete
copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Valley pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Valley, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.24 Tax Matters. The Buyer has made no representations to any Shareholder regarding any federal, state, or local tax matters that may affect a Shareholder as a result of his participation in this Agreement and each Shareholder has relied solely upon his own legal and tax advisors for advice as to such matters.

         3.25 Notices and Consents. Valley and each of its Subsidiaries has given all notices required to be given by any of them to third parties in connection with the Merger and has obtained all consents required in connection therewith.

         3.26 Regulatory Matters and Approvals. A special meeting of the Valley stockholders (the "Special Meeting") has been held, at which meeting all stockholders were present, considered this Agreement and approved the Merger in accordance with the Ohio General Corporation Law.


         4 Representations and Warranties of the Buyer and the Acquisition Corporation. Each of the Buyer and the Acquisition Corporation represents and warrants to Valley that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.


         4.1 Organization. Each of the Buyer and the Acquisition Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 Authorization of Transaction. Each of the Buyer and the Acquisition Corporation has full power and authority (including full corporate power and authority) to execute and deliver this

Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Acquisition Corporation, enforceable in accordance with its terms and conditions. The Buyer has sufficient funds to fulfill the payment obligations set forth in Section 2.4(e).

         4.3 Noncontravention. To the Knowledge of any director or officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Acquisition Corporation is subject or any provision of the charter or bylaws of either the Buyer or the Acquisition Corporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Acquisition Corporation is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Buyer, and other than in connection with the provisions of the Ohio General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Acquisition Corporation needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         4.4 Certain Securities Law Matters. The Buyer has complied with all applicable requirements of Rule 144 as promulgated by the United States Securities and Exchange Commission to the extent that, as of the Closing Date, such Rule is available for resale of shares of the Buyer's common stock who satisfy the holding period requirement and other requirements for sellers of stock under the Rule. After the Closing, the Buyer will continue to use its best efforts to assure that Rule 144 remains available for the resale of shares of its common stock.

         4.5 Brokers' Fees. Neither the Buyer nor the Acquisition Corporation has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Valley and its Subsidiaries could become liable or obligated.

         4.6 Release of Personal Guarantees. The Buyer will diligently pursue the release by National City Bank of personal guarantees of the Shareholders for Valley debt in the approximate unpaid principal amount of $6,500,000. If the Buyer is unable to obtain such release within sixty (60) days after the Closing, the Buyer will obtain financing from another lender and repay the National City Bank loan in its entirety so that the Shareholders are no longer personally liable for any Valley debt. The Shareholders agree to cooperate with the Buyer in providing all necessary information regarding themselves and Valley requested by National City Bank in connection with obtaining releases of their guarantees.

         5.       Indemnification; Remedies.
                  -------------------------

                  5.1 Survival; Right to Indemnification not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted by or on behalf of the Buyer with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  5.2 Indemnification and Payment of Damages by Shareholders. The Shareholders will indemnify and hold harmless the Buyer and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                        (a) any Breach of any representation or warranty made by the Shareholders in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by, or on behalf of, the Shareholders pursuant to this Agreement;

                        (b) any Breach by either Shareholder of any covenant or obligation of such Shareholder in this Agreement;

                        (c) any statement made in the Disclosure Schedule that is not accurate; or

                        (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Valley or either Shareholder (or any Person acting on their behalf) in connection with Merger.

                        The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                  5.3 Indemnification and Payment Of Damages By Valley and the Shareholders -- Environmental Matters. In addition to the provisions of Section 5.2, the Shareholders will indemnify and hold harmless the Buyer and the other Indemnified Persons for, and will pay to the Buyer and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                        (a) any Environmental, Health, and Safety Liabilities arising prior to January 1, 1999 of which the Shareholders have Knowledge or after December 31, 1998 (whether or not the Shareholders have Knowledge thereof), out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Valley or any of its Subsidiaries has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Valley or any of its Subsidiaries or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Valley or any of its Subsidiaries or by any other Person for whose conduct they are or may be held responsible; or

                      (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Valley or any of its Subsidiaries or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of Valley or its Subsidiaries prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Valley or any of its Subsidiaries or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

                      Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 5.3. The procedure described in Section 5.7 will apply to any claim solely for monetary damages relating to a matter covered by this Section 5.3.

                  5.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless the Shareholders, and will pay to the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (b) any Breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyer (or any Person acting on its behalf) in connection with the Merger.

                  5.5 Time Limitations. The Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty contained in this Agreement, or any covenant or obligation to be performed pursuant to this Agreement, other than those in Sections 3.2, 3.14, 3.16, and 3.19, unless on or before the Release Date the Buyer notifies Valley and the Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to
Section 3.2, 3.14, 3.16, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. The Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty contained in this Agreement, or any covenant or obligation to be performed pursuant to this Agreement, unless on or before the Release Date the Shareholders notify the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholders.

                  5.6 Right Of Set-Off; Liability of each Shareholder. Upon notice to the Shareholders specifying in reasonable detail the basis for such set-off, the Buyer may set off any amount to which it may be entitled under this
Section 5 against amounts held by the Holdback Agent. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it. To the extent that the Buyer or other Indemnified Party is entitled to indemnification under the provisions of this
Section 5 (whether pursuant to the Holdback Provisions or otherwise), each Shareholder will be obligated for only one-half of the amount of any payment of cash or Shares owing to the Buyer or other Indemnified Party.

                  5.7      Procedure for Indemnification -- Third Party Claims.
                           ---------------------------------------------------

                      (a) Promptly after receipt by an indemnified party under
Section 5.2, 5.4, or (to the extent provided in the last sentence of Section 5.3) Section 5.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                      (b) If any Proceeding referred to in Section 5.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent, which consent shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                      (d) The Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Valley and the Shareholders with respect to such a claim anywhere in the world.

                  5.8 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                  5.9 Limit on Indemnification. Notwithstanding anything contained herein to the contrary, the aggregate claims for indemnification hereunder asserted against the Shareholders shall not exceed the total amount of consideration paid to the Shareholders pursuant to Section 2.4(e). Further, in the event the Shareholders are obligated to indemnify the Buyer Indemnified Persons hereunder, such indemnification shall be paid first from the Holdback Shares, if any, then from cash consideration paid to the Shareholders hereunder, not to exceed $1.7 million in the aggregate, and then from the share consideration paid to the Shareholders hereunder, not to exceed 226,666 (less any Holdback Shares paid to Buyer pursuant to Section 2.5) shares in the aggregate. Buyer agrees not to assert any claim for indemnification hereunder unless and until such claim for indemnification exceeds $50,000 in the aggregate.


         6.    Miscellaneous.
               -------------

         6.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable Best Efforts to advise Valley prior to making the disclosure).

         6.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         6.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         6.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Valley or the Shareholders:
         ---------------------------------

               Valley Drug Company
               318 W. Boardman Street
               Youngstown, OH 44503
               Attention: Ronald J. Patrick and Ralph A. Blundo
               Fax no:  (330) 744-2822

               Copy to:
               --------

               Nicole A. Normansell, Esq.
               Thorp Reed & Armstrong, LLP
               One Riverfront Center
               20 Stanwix Street
               Pittsburgh, PA 15222-4895

               Facsimile No.: (412) 392-2555

         If to the Buyer or the Acquisition Corporation:
         -----------------------------------------------

                  DrugMax.com, Inc.
                  12505 Starkey Road, Suite A
                  Largo, FL  33773

                  Attention:  Bill LaGamba
                  Facsimile No.:  (727) 531-1280

                  Copy to:
                  -------

                  Philip M. Shasteen, Esq.
                  Johnson, Blakely, Pope,
                  Bokor, Ruppel & Burns, P.A.
                  100 N. Tampa Street, Suite 1800
                  Tampa, FL  33602

                  Facsimile No.:  (813) 225-1857


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         6.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         6.10 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         6.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         6.12 Incorporation of Disclosure Schedule and Exhibits. The Disclosure Schedules and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                        DRUGMAX.COM, INC.


                                        By: /s/ William L. LaGamba
                                           -------------------------
                                        Title:  CEO
                                              ----------------------


                                        DRUGMAX ACQUISITION CORPORATION


                                        By: /s/ Ralph A. Blundo
                                           --------------------------
                                        Title: PRESIDENT
                                              -----------------------


                                        VALLEY DRUG COMPANY


                                        By: /s/ Ralph A. Blundo
                                           --------------------------
                                        Title: PRESIDENT
                                              -----------------------


                                        SHAREHOLDERS


                                        /s/ Ralph A. Blundo
                                        --------------------------------
                                        Ralph A. Blundo

                                        /s/ Ronald J. Patrick
                                        --------------------------------
                                        Ronald J. Patrick

#46952

                                   EXHIBIT A


(Seal appears here with the following wording:
THE SEAL OF THE SECRETARY OF STATE OF OHIO)

Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Forms
Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:

Central Ohio: (614) 466-3910  Toll Free: 1-877-SOS-FILE (1-877-767-3453)

                             CERTIFICATE OF MERGER

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan, limited liability companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I.   SURVIVING ENTITY

     A.   The name of the entity surviving the merger is:

     ---------------------------------------------------------------------------
     Valley Drug Company
     ---------------------------------------------------------------------------
     B. Name Change: As a result of this merger; the name of the surviving entity has been changed to the following:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (Complete only if name of surviving entity is changing through the merger)

     C.   The surviving entity is a:    (Please check the appropriate box and
                                         fill in the appropriate blanks)

     [X]  Domestic (Ohio) for-profit corporation, charter number      226585
                                                                 ---------------

     [ ]  Domestic (Ohio) non-profit corporation, charter number
                                                                 ---------------

     [ ] Foreign (Non-Ohio) corporation, incorporated under the laws of the state/country of and licensed to transact business in the state of Ohio under license number
                                   ---------------------------------------------
     [ ] Foreign (Non-Ohio) corporation, incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio.

     [ ]  Domestic (Ohio) limited liability company, with registration number

                                                                 ---------------
     [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number
                                                                 ---------------
     [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

     [ ]  Domestic (Ohio) limited partnership, with registration number

                                                                 ---------------

     [ ]  Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number
                                                                 ---------------

     [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

     [ ] Domestic (Ohio) partnership having limited liability, with the registration number
                                                                 ---------------

RECEIVED
APRIL 19, 2000
J. KENNETH BLACKWELL
SECRETARY OF STATE

154-MER                            Page 1 of 6              Version: May 1, 1999

                              J. Kenneth Blackwell
                               Secretary of State

[ ] Foreign (Non-Ohio) partnership having limited liability organized under the laws of the state/country of _________________ and registered to do business in the state of Ohio under registration number __________________

II. Merging Entities
    The name, charter/license/registration number, type of entity, state/country of incorporation or organization, respectively, of which is a party to the merger are as follows: (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entities)

    Name                              State/Country of Organization         Type of Entity

    DrugMax Acquisition Corporation                Ohio                       Corporation
    -------------------------------   -----------------------------         --------------
    Valley Drug Company                             Ohio                      Corporation
    -------------------------------   -----------------------------         --------------
    -------------------------------   -----------------------------         --------------
    -------------------------------   -----------------------------         --------------
    -------------------------------   -----------------------------         --------------

III. Merger Agreement on File
     The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

         William LaGamba                    12505 Starkey Road, Suite A
     -------------------------        ----------------------------------------
             (name)                             (street and number)

               Largo                    Florida              33773
     --------------------------       -----------       ----------------
     (city, village or township)        (state)            (zip code)

IV. Effective Date of Merger
    This merger is to be effective on: ___________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing, if no date is specified, the date of filing will be the effective date of the merger).

V.  Merger Authorized
    The laws of the state or country under which each constituent entity exists, permits this merger. This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI. Statutory Agent
    The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

    -------------------------------    ---------------------------------------
               (name)                          (street and address)

    -------------------------------, Ohio ------------------------------------
     (city, village or township)                       (zip code)

    (This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct business in the state of Ohio)

    Acceptance of Agent
    The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

                                   ---------------------------------------------
                                   Signature of Agent

    (The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name currently on record with the Secretary of State.


154-MER                        Page 2 of 6                  Version: May 1, 1999

VII. Statement of Merger
     Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed suviving entity

VIII. Amendments
      The articles of incorporation, articles of organization, certificate of limited partnership or registration of partnership having limited liability (circle appropriate term) of the surviving domestic entity have been amended. Please see attached "Exhibit A." (Please note, if there will be no change please state "no change") NO CHANGE

IX. Qualifications or Licensure of Foreign Surviving Entity
    A. The listed surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:


       -------------------------------    --------------------------------------
                  (name)                          (street and address)

       -------------------------------, Ohio -----------------------------------
        (city, village or township)                       (zip code)

       The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability fails to designate another agent when required to do so, or if the foreign corporation's, bank's, savings bank's, savings and loan's, limited liability company's, limited partnership's, or partnership having limited liability's license or registration to do business in Ohio expires or is canceled.

    B. The qualifying entity also states as follows: (Complete only if applicable)

       1. Foreign Notice Under Section 1703,031
          (If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following information must be completed.)

          a. The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is

             ------------------------------------------------------------

          b. The name(s) of any Trade Name(s) under which the corporation will conduct business:

             -------------------------------------------------------------
             -------------------------------------------------------------
             -------------------------------------------------------------

          c. The location of the main office (non-Ohio) shall be:

             -------------------------------------------------------------
                                   (street address)

             --------------------------     ------------  --------  -----------
            (city, township, or village)      (county)     (state)   (zip code)

          d. The principal office location in the state of Ohio shall be:

             -------------------------------------------------------------
                                   (street address)

             --------------------------     ------------  --------  -----------
            (city, township, or village)      (county)     (state)   (zip code)

            (Please note, if there will not be an office in the state of Ohio, please list none.)

          e. The corporation will exercise the following purpose(s) in the state of Ohio: (Please provide a brief summary of the business to be conducted; a general clause is not sufficient)

             -------------------------------------------------------------
             -------------------------------------------------------------

154-MER                        Page 3 of 6                  Version: May 1, 1999

                              J. Kenneth Blackwell
                               Secretary of State

       2. Foreign Qualifying Limited Liability Company
          (If the qualifying entity is a foreign limited liability company, the following information must be completed.)

          a. The name of the limited liability company in its state of organization/registration is

             ------------------------------------------------------------

          b. The name under which the limited liability company desires to transact business in Ohio is

             ------------------------------------------------------------


          c. The limited liability company was organized or registered on ____________ under the laws of the state/country of _______________

          d. The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

             -------------------------------------------------------------
                                   (street address)

             --------------------------      --------  -----------
            (city, township, or village)      (state)   (zip code)

       3. Foreign Qualifying Limited Partnership
          (If the qualifying entity is a foreign limited partnership, the following information must be completed).

          a. The name of the limited partnership is

             ------------------------------------------------------------

          b. The limited partnership was formed on ____________________

          c. The address of the office of the limited partnership in its state/country of organization is:

             -------------------------------------------------------------
                                   (street address)

             --------------------------     ------------  --------  -----------
            (city, township, or village)      (county)     (state)   (zip code)

          d. The limited partnership's principal office address is:

             -------------------------------------------------------------
                                   (street address)

             --------------------------     ------------  --------  -----------
            (city, township, or village)      (county)     (state)   (zip code)

          e. The name and business or residence addresses of the General partners of the partnership are as follows:

             Name                               Address

             --------------------------------   --------------------------------
             --------------------------------   --------------------------------
             --------------------------------   --------------------------------
             (if insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

          f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

             -------------------------------------------------------------
                                   (street address)

             --------------------------     ------------  --------  -----------
            (city, township, or village)      (county)     (state)   (zip code)

             The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

       4. Foreign Qualifying Partnership Having Limited Liability

          a. The name of the partnership shall be

             -------------------------------------------------------------

154-MER                        Page 4 of 6                  Version: May 1, 1999

                              J. Kenneth Blackwell
                               Secretary of State

          b. Please complete the following appropriate section (either item b1 or b2):

             1. The address of the partnership's principal office in Ohio is:

                ----------------------------------------------------------------
                                  (street name and number)

                -------------------------------, Ohio --------------------------
                 (city, village or township)                   (zip code)


             (If the partnership does not have a principal office in Ohio, then items b2 and item c must be completed)

             2. The address of the partnership's principal office (Non-Ohio):


                ----------------------------------------------------------------
                                        (street address)

                ------------------------------    -------    -------------------
                 (city, township, or village)     (state)         (zip code)


          c. The name and address of a statutory agent for service of process in Ohio is as follows:

             -------------------------------------------------------------------
                  (name)                     (street and number)

             ----------------------------------, Ohio --------------------------
                 (city, village or township)                   (zip code)

          d. Please indicate the state or jurisdiction in which the Foreign Limited Liability Partnership has been formed.

             -------------------------------------------------------------

          e. The business which the partnership engages in is:

             -------------------------------------------------------------
             -------------------------------------------------------------
             -------------------------------------------------------------
             -------------------------------------------------------------

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

DrugMax Acquisition Corporation            Valley Drug Company
-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By: Ralph A. Blundo                        By: Ralph A. Blundo
      -------------------------------            -------------------------------
 Its: President                             Its: President
      -------------------------------            -------------------------------
Date: 4-11-00                              Date: 4-11-00
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



154-MER                        Page 5 of 6                  Version: May 1, 1999

                              J. Kenneth Blackwell
                               Secretary of State


-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------



-------------------------------------      -------------------------------------
Exact name of entity                       Exact name of entity


  By:                                        By:
      -------------------------------            -------------------------------
 Its:                                       Its:
      -------------------------------            -------------------------------
Date:                                      Date:
      -------------------------------            -------------------------------


154-MER                        Page 6 of 6                  Version: May 1, 1999

                                   EXHIBIT B


                                  Jack A. Staph
                                  & Associates

                            (Letterhead appears here)

April 19, 2000


DrugMax.com, Inc.
12505 Starkey Road, Suite A
Largo, FL 33773
ATTN: Stephen Watters


RE: Valley Drug Company

Ladies and Gentlemen:

     I am counsel to Valley Drug Company, an Ohio corporation ("Valley"), Ronald
J. Patrick ("Patrick"), and Ralph A. Blundo ("Blundo"), in connection with the transaction contemplated by the Merger Purchase Agreement dated as of April 19, 2000 ("Agreement"). Capitalized terms not otherwise defined in this opinion have the definitions set forth in the Agreement.

     In rendering the opinions set forth herein, I have examined the corporate documents of Valley, the relevant documents in the transaction referenced above, and such documents as I have deemed necessary and appropriate to render the opinions set forth in this letter, and have relied, with your approval, as to factual matters that affect my opinion, on originals or copies, certified or otherwise identified to my satisfaction, of the following documents:


     A. the Agreement;

     B. Articles of Incorporation of Valley, as amended to date;

     C. Code of Regulations of Valley;

     D. Certificate from the Secretary of State of the State of Ohio stating that Valley is a corporation organized under the laws of the State of Ohio and is in good standing;

     E. Stock records of Valley; and

     F. Such other documents as I deem necessary for purposes of this opinion.

DrugMax.com, Inc.
April 19, 2000
Page 2

Based on the foregoing, and subject to the qualifications and limitations stated in this letter, I am of the opinion that:

Valley Opinions:

1. Valley is duly incorporated, validly existing, and in good standing under the laws of the State of Ohio.

2. Valley has the corporate power and authority to execute, deliver and perform its obligations under the Agreement.

3. The execution and delivery of, and the performance under, the Agreement by Valley have been duly authorized by all requisite corporate action its part.

4. Valley has the requisite corporate power to carry on its business as now being conducted as known to me.

5. The execution and delivery of, and the consummation of the transactions contemplated by, the Agreement by Valley do not conflict with the Articles of Incorporation of the Code of Regulations of Valley.

6. The Valley Shares conveyed by Patrick and Blundo to Buyer have been duly authorized, and when delivered by Buyer, will be validly issued, fully paid and non-assessable. The Valley Shares delivered to Buyer have not been issued in violation of, or subject to, any preemptive right, right of first refusal or other similar right under: (i) any Ohio statue, regulation or rule; or (ii) the Articles of Incorporation of Valley.

7. The authorized capital stock of Valley consists of 500 shares of common stock, no par value ("Common Stock"), of which 100 shares are issued and outstanding. Patrick owns 50 shares and Blundo owns 50 shares of the outstanding Common Stock of record and beneficially, free and clear of all adverse claims. As a result of the delivery of the Certificates (as defined below) to Buyer and the payment to Patrick and Blundo being made at the Closing in accoardance with the Agreement, Buyer is acquiring ownership of all of the outstanding shares of Common Stock, free and clear of all adverse claims.

8. Subject to the qualifications and limitations stated in this letter, I am of the opinion that the Agreement and all agreements provided for therein to be executed by Valley, Patrick, or Blundo are valid and binding obligations

DrugMax.com, Inc.
April 19, 2000
Page 3

    of Valley, Patrick, or Blundo, as the case may be, enforceable against them under the law of Ohio and the federal law of the United States. I note that the Agreement provides that it is governed by the law of the State of Florida. I assume, with your permission, that such law is identical to the law of the State of Ohio.

Patrick and Blundo Opinions:

1. The Agreement and the agreements provided for therein are enforceable against Patrick and Blundo.

2. Patrick owns 50 shares of Common Stock and Blundo owns 50 shares of Common Stock of record and beneficially free and clear of all adverse claims, liens, and encumbrances. As a result of the delivery of Certificate No. 2 and Certificate No. 3 (the "Certificates") evidencing ownership of the Common Stock, Buyer is acquiring all ownership rights of all of the outstanding Common Stock of Valley.

Each of the opinions expresses herein is subject to the following qualifications and limitations, whether or not such opinions refer to such qualifications:

    (a) My opinion as to the validity, legality, or enforceability of any agreement is subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to or affecting the relief of debtors or the rights of creditors generally; (ii) the exercise of judicial discretion by any court before which any proceeding may be brought to enforce the remedy of specific performance or to seek injunctive or other equitable relief or remedy; and (iii) the application of equitable principles generally (regardless of whether such enforceability is considered at a proceeding in equity or at law).

    (b) I am admitted to practice in the State of Ohio, and I express no opinion as to the laws of any jurisdiction other than the internal laws of the State of Ohio and the federal laws of the United States.

    (c) I have assumed the authenticity and accuracy of the certifications of public officials and statements of fact upon which I am relying and have made no independent investigations thereof.

DrugMax.com, Inc.
April 19, 2000
Page 4

    (d) My opinion is given as of the time delivered on the date hereof. This opinion is given solely for the benefit of Buyer and may not be relied upon by any other person.


                                               Very truly yours,
                                               /s/ Jack A. Staph
                                               Jack A. Staph

                                   EXHIBIT C


                              JONES (Logo) VARGAS
                           (Letterhead appears here)
                                 April 19, 2000

Mr. Ronald J. Patrick
Mr. Ralph A. Blundo
318 W. Broadman Street
Youngstown, OH 84503

  Re: DrugMax.com, Inc.

Gentlemen:

     We have acted as special Nevada counsel for DrugMax.com, Inc. (formerly Nutriceuticals.com Corporation), a Nevada corporation ("DrugMax.com"), solely in connection with the transactions contemplated by that certain Merger Purchase Agreement, entered into as of April 12, 2000 (the "Agreement"), by and between DrugMax.com, DrugMax Acquisition Corporation, an Ohio corporation ("Acquisition Corporation"), Valley Drug Company, an Ohio corporation ("Valley"), Ronald J. Patrick ("Patrick") and Ralph A. Blundo ("Blundo" and, together with Patrick, the "Shareholders"). This letter is furnished at the request of DrugMax.com. Capitalized terms not defined in this letter have the meanings assigned to them in the Agreement.

     In rendering the opinions contained herein, we have reviewed and relied on the following:

     (A) The Articles of Incorporation of NuMed Surgical, Inc., a Nevada corporation, filed with the Nevada Secretary of State on October 18, 1993; Articles of Amendment to Articles of Incorporation of NuMed Surgical, Inc., filed with the Nevada Secretary of State on March 18, 1999; Articles of Merger, filed with the Nevada Secretary of State on March 18, 1999, changing the name of NuMed Surgical, Inc. to Nutriceuticals.com Corporation; a Certificate of Decrease in Number of Authorized Shares of Common Stock, filed with the Nevada Secretary of State on October 29, 1999; and Articles of Amendment to

Ronald J. Patrick
Ralph A. Blundo
April 19, 2000
Page 2

Articles of Incorporation of Nutriceuticals.com Corporation, filed with the Nevada Secretary of State on January 11, 2000, changing the name of Nutriceuticals.com Corporation to DrugMax.com, Inc., each as certified to by the Nevada Secretary of State on March 20, 2000 ("collectively, the "Articles of Incorporation");

     (B) A Certificate of Corporate Existence (including Amendments), issued by the Nevada Secretary of State on March 20, 2000, certifying to the documents listed in Item (A); and a copy of a Certificate of Corporate Existence, issued by the Nevada Secretary of State on April 7, 2000, certifying to the good standing of DrugMax.com (collectively, the "Good Standing Certificates");

     (C) The Amended and Restated Bylaws of the Corporation, as certified to by the Secretary of DrugMax.com on April 19, 2000 (the "Bylaws");


     (D) Resolutions adopted by the Board of Directors of DrugMax.com on April 11, 2000, with respect to the Agreement and the issuance of the Shares, as certified to by the Secretary of DrugMax.com on April 19, 2000;

     (E) A Certificate of the Secretary of DrugMax.com, dated April 19, 2000, certifying to the document listed in Items (C) and (D) (the "Officer's Certificate"); and

     (F) Such questions of Nevada law for the purpose of rendering the opinions in this letter as we have deemed necessary.

Assumptions

     We have assumed, with your knowledge and consent; (i) the authenticity of all documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the legal capacity of natural persons; (iv) the conformity to originals of all copies of all documents submitted to us; (v) the absence of fraud on the part of any party to the Agreement; (vi) that there are no other documents or agreements, verbal or written, between the parties to the Agreement that would have an effect on the opinions rendered herein, and (vi) neither Patrick nor Blundo, individually or collectively, are, prior to the consummation of the Merger, the beneficial owners, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding common shares of DrugMax.com. As to facts material to the opinions expressed in this letter, we have relied on the statements contained in the Good Standing Certificates and the Officer's Certificate.

     With respect to the opinion set forth in Opinions Paragraph 5, we have assumed that: (i) the Certificate of Amendment to Articles of Incorporation of Nutriceuticals.com Corporation, changing its

Ronald J. Patrick
Ralph A. Blundo
April 19, 2000
Page 3


name to DrugMax.com, Inc. was duly adopted by all necessary board of directors and stockholder action; (ii) DrugMax.com has heretofore, or will have contemporaneously with the issuance of the Shares received the Valley Shares from the Shareholders; (iii) DrugMax.com has not issued any shares of its authorized preferred stock; (iv) the total number of DrugMax.com shares of common stock, including the Shares, issued and outstanding or reserved for issuance does not exceed 24,000,000 shares; and (v) the stock certificate of DrugMax.com evidencing the issuance of the Shares, have been executed, manually or by facsimile, by the president or a vice president and also by the secretary, an assistant secretary, the treasurer or an assistant treasurer of DrugMax.com.

Opinions

     Based solely on the foregoing and in reliance thereon, and subject to any qualifications and limitations contained herein, we are of the opinion as of the date hereof as follows:

     1. DrugMax.com is duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. DrugMax.com has the corporate power and authority to execute, deliver and perform its obligations under the Agreement.

     3. The execution and delivery of, and the performance under, the Agreement by DrugMax.com have been duly authorized by all requisite corporate action on its part.

     4. The execution and delivery of, and the consummation of the transactions contemplated by, the Agreement by DrugMax.com do not conflict with the Articles of Incorporation or the Bylaws of DrugMax.com.

     5. The Shares have been duly authorized, and when delivered to the Shareholders pursuant to the terms of the Agreement, will be validly issued, fully paid and non-assessable. Such Shares have not been issued in violation of, or subject to, any preemptive right, right of first refusal or other similar right under: (i) any Nevada statute, regulation or rule; or (ii) the Articles of Incorporation of DrugMax.com.

Qualifications and Limitations

     The opinions set forth above are subject to and limited by the following:

Ronald J. Patrick
Ralph A. Blundo
April 19, 2000
Page 4

     1. We are members of the Nevada Bar and are opining hereing only as to the effect of the laws of the State of Nevada on the matters set forth herein, as those laws presently exist; except that we express no opinion with respect to Nevada securities or blue sky laws.

     2. We undertake no duty to update this opinion to account for changes in fact or law.

     3. The opinions in this letter: (i) are expressly limited to the matters set forth herein and no other opinion may be inferred; and (ii) are rendered only to the Shareholders in connection with the issuance by DrugMax.com of the Shares pursuant to the Agreement. The opinions may not be relied on by the Shareholders for any other purpose or relied on by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                                   Very truly yours,
                                                   /s/ Jones Vargas
                                                   JONES VARGAS

                                   EXHIBIT D


                               Valley Drug Company
                                Drugmax.com, inc.
                         Drugmax Acquisition Corporation


                            MERGER PURCHASE AGREEMENT

                               DISCLOSURE SCHEDULE



         Article 3.2 The common stock of Valley shares issued to the Shareholders were issued without the legend referenced in the Stock Purchase Agreement, dated January 4, 1999, by and among William C. Bartels, Connie Y. Bartels and Blundo.

         Article 3.4 The merger of Valley into DrugMax Acquisition Corporation requires the consent of National City Bank. The loan documents with National City Bank have been provided to Buyer as part of the due diligence, item 3.1 on the due diligence checklist.

         Article 3.5 The 1999 Financial Statements include a prior period adjustment in order to properly state the inventory. Information regarding this adjustment have been provided to Buyer as part of the due diligence, item 140 on the due diligence checklist.

         Article 3.9 Valley is a party to the Lease, dated as of January 1, 1999, by and between Connie Y. Bartels and Valley for the property located at 312-322 West Boardman Street, Youngstown, Ohio.

         Valley is a party to that lease agreement, dated February 12, 1999, with AIM Nationalease, to rent a truck.

         Valley has two outstanding loans with National City Bank, a term loan in the aggregate principal amount of $1.7 million and a revolving credit loan in the aggregate principal amount not to exceed $4.5 million. The documents representing such loans have been provided to the Buyer as part of the due diligence. National City Bank has a blanket liens on all of the assets of Valley pursuant to these loan agreements.

         The two leases and the loan documents were provided to Buyer as part of the due diligence.

         Article 3.11 Valley currently has payment plan agreements with some of its customers to collect its accounts receivable. Valley has promissory notes from these customers evidencing the balances due, UCC filings, and other correspondence, as deemed appropriate. Some of these customers include Medistat, Convamed, Quality Rx, Convamed-Brookfield.

         Article 3.16 Valley Drug Company maintains two qualified employee plans:

         1. Valley Drug Company Profit Sharing Plan--a defined contribution plan providing for discretionary company contributions and no targeted benefit liability.

         2. Valley Drug Company Group Health and Life Insurance Plan. This plan is offered through Trustmark Insurance Company.

         Valley has delivered to Buyer all of the documents required by 3.16(c) pursuant to the due diligence checklist, item 6, or provided separately.

         Article 3.17 Valley has commenced a legal proceeding, as part of a class action suit, against Abbott Laboratories and Geneva Pharmaceuticals. A description of this class action suit is attached hereto.

         Article 3.18 Valley has the following contracts as specified in subsection (a):

         Lease, dated as of January 1, 1999, by and between Valley and Connie Y. Bartels. Motor Vehicle Lease, dated February 12, 1999, by and between Valley and Nationalease.

         Employment Agreement, dated January 4, 1999, by and between Valley and William C. Bartels.

         Employment Agreement, dated January 4, 1999, by and between Valley and Charles Bartels.

         Valley is a member of Wholesale Alliance, LLC, a Delaware limited liability company, operating under an Operating Agreement, dated August 7, 1996.

         Valley also maintains a partnership interest in Wholesale Alliance, a buying group formed by regional sized wholesalers. More specific information regarding this partnership has been provided to the Buyer pursuant to the due diligence checklist, item 10.

         All of these contracts were provided to Buyer pursuant to due diligence.

         Article 3.19 Valley maintains insurance coverage as required by the real estate lease, the truck lease, the National City Bank loan documents, and the automobile leases. This insurance information, including the type of coverage and the amount of coverage, has been provided to the Buyer pursuant to the due diligence checklist, item 130.

         Valley self-insures the deductible and co-payment amounts of its health insurance coverage for its officer employees.

         Article 3.21 Valley has an unregistered trademark on the use of the logo VADCO.

         National City Bank has blanket liens on all of the assets of Valley pursuant to the two loan agreements specified in this disclosure schedule under
Article 3.9.

         Article 3.22 Valley has made contributions and gifts to entities in the ordinary course of business (such as donating to the local hospital).

         Article 3.23 Valley stores aerosol cans throughout its health and beauty inventory, believes there may be asbestos located in the buildings it rents, and disposes drugs and/or detergents without any special dispensation processes.

         Ohio Edison has a transformer located on the property Valley leases from Connie Y. Bartels.

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT
                                RONALD J. PATRICK


This Employment Agreement (this "Agreement") is made as of April 19, 2000 by Valley Drug Company, an Ohio corporation (the "Employer"), and Ronald J. Patrick, an individual resident in Pennsylvania (the "Executive").

                                   WITNESSETH

1. EMPLOYMENT. The Employer hereby employs the Employee and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. TERM. The term of the employment under this Agreement shall be for a three-year period beginning as of April 19, 2000 and terminating on April 18, 2003, unless such employment is otherwise terminated as provided in paragraphs 8 and 9 of this Agreement.

3.  COMPENSATION; REIMBURSEMENT, OTHER BENEFITS.

    (a) The basic compensation to the Employee shall be payable semi-monthly based upon a calendar-year annual base salary of $125,000 (the "Annual Base Salary"). Such salary shall be subject to an annual performance review but any adjustment shall not result in an annual salary less than the Annual Base Salary. The Employee shall also be reimbursed for all reasonable expenses incurred on behalf of the Employer.

    (b) The Employee shall be entitled to such other benefits as the Board of Directors and/or any compensation and stock option committee of the Board of Directors may from time to time provide to him.

4. DUTIES. The Employee is engaged as the Chief Financial Officer, Secretary and Treasurer of the Employer, and he shall have such duties consistent with such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer. Employee's office shall be located at the Employer's facilities in Youngstown, Ohio.

5. EXTENT OF SERVICES. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer as may be reasonably necessary in the normal course of business.

6. VACATION AND DAYS OFF. The Employee shall be entitled to such vacation time during each fiscal year of the Employer as he may qualify for, in accordance with any vacation policy from time to time established by the Employer's Board of Directors. Notwithstanding the foregoing, the Employee shall be entitled to an annual vacation of not less than four (4) weeks, during which time his compensation shall be paid in full.

7.  DISABILITY, ILLNESS AND INCAPACITY.

    (a) During the term of this Agreement, for any period of disability, illness or incapacity which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive his full compensation as set forth in paragraph 3 of this Agreement, provided, however, if the Employee's disability, illness or incapacity extends beyond a period of ninety (90) day period, to any further compensation under paragraph 3(a) until he returns to a full-time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies, if any, purchased by the Employer.

    (b) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause.

    (c) If and when the period of disability, illness or incapacity of the Employee totals ninety (90) days, his employment with the Employer will terminate. Notwithstanding the foregoing, if the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually acceptable.

    (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors. The Employer shall pay the doctor's fees and other charges associated with such determination.

8. DEATH. All rights of the Employee hereunder, shall terminate upon his death, except that the Employer shall pay to the estate of the Employee such compensation and other amounts as would otherwise have been payable to the Employee through the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

9.  OTHER TERMINATION.

    (a) The Employer may terminate the employment of the Employee hereunder without notice for any of the following reasons:

        (i) The Employee's failure to promptly and adequately perform the duties assigned to him by the Employer pursuant to paragraph 4 above, including, but not limited to, failure to follow the reasonable direction of the Board of Directors of the Employer, or those of any supervisors or superiors of the Employee, provided, however, that the Employer shall give the Employee written notice specifying the areas in which the Employee has failed to promptly and adequately perform his duties hereunder and Employee shall have thirty (30) days after receipt thereof to improve his employment to the reasonable satisfaction of the Employer.

        (ii)  The Employee's material breach of any provision of this Agreement;
              or

        (iii) "Good cause", as defined below.

    (b) The term "good cause" as used in this Agreement includes, but is not necessarily limited to, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conviction of a felony or any crime of moral turpitude, abuse of, or substantial dependence on, as reasonably determined by the Board of Directors of the Employer, any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD, or other illegal or narcotic drugs. If the Employee disputes any determination of abuse or substantial dependence made by the Board of Directors, the parties hereto agree to abide by the decision of a panel of three physicians who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two physicians. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. The Employee's failure to submit to any such examination shall constitute a material breach of this Agreement.

    (c) The Employee may terminate this Agreement for "Good Reason". For purposes of this Agreement, Good Reason means (i) a request by the Employer for the Employee to relocate to a facility more than 50 miles from New Castle, Pennsylvania or (ii) the Employer's material breach of any of its obligations under this Agreement or (iii) the shareholder sells more than 50% of the voting securities of the Employer.

    (d) If the Employee's employment with the Employer is terminated pursuant to paragraph 9(a), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in the last sentence of paragraph 3(a) and in paragraph 3(b) of this Agreement. If the Employee's employment with the Employer is terminated by the Employer for a reason other than as provided in paragraph 9(a) or by the Employee pursuant to paragraph 9(c), the Employer will compensate the Employee, as severance pay, the Annual Base Salary for the remaining term of this Agreement. Such severance pay will be paid to the Employee at the date of termination.

10. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any other person, partnership, joint venture, company, corporation or other organization.

11. WAIVER. The waiver by the Employer of a breach by the Employee of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent breach by the Employee.

12. BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employee. This agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understanding, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by both parties.

14. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

16. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by facsimile, email, or by certified or registered mail, first class, return receipt requested, to the parties at the following addresses, or such other address that a party may hereafter give notice to the other party as provided herein:

                  If to the Employer:       Valley Drug Company
                                            318 W. Boardman Street
                                            Youngstown, Ohio 44507
                                            Attention: Chairman of the Board
                                            (303) 744-2822

                  With a copy to:           DrugMax.com, Inc.
                                            12505 Starkey Road, Suite A
                                            Largo, Florida 33773
                                            Attention:  William LaGamba,

                  If to the Employee:       Ronald J. Patrick
                                            3458 Carmela Drive
                                            New Castle, Pennsylvania 16105
                                            (303) 744-2822

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:  VALLEY DRUG COMPANY



By: /s/ Ralph A. Blundo
    -----------------------

Title: President
      ---------------------



EXECUTIVE:  RONALD J. PATRICK


/s/ RONALD J. PATRICK
---------------------

                                    Exhibit F


                              EMPLOYMENT AGREEMENT
                                 RALPH A. BLUNDO


This Employment Agreement (this "Agreement") is made as of April 19, 2000 by Valley Drug Company, an Ohio corporation (the "Employer"), and Ralph A. Blundo, an individual resident in Ohio (the "Executive").

                                   WITNESSETH

1. EMPLOYMENT. The Employer hereby employs the Employee and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. TERM. The term of the employment under this Agreement shall be for a three-year period beginning as of April 19, 2000 and terminating on April 18, 2003, unless such employment is otherwise terminated as provided in paragraphs 8 and 9 of this Agreement.

3.  COMPENSATION; REIMBURSEMENT, OTHER BENEFITS.

    (a) The basic compensation to the Employee shall be payable semi-monthly based upon a calendar-year annual base salary of $125,000 (the "Annual Base Salary"). Such salary shall be subject to an annual performance review but any adjustment shall not result in an annual salary less than the Annual Base Salary. The Employee shall also be reimbursed for all reasonable expenses incurred on behalf of the Employer.

    (b) The Employee shall be entitled to such other benefits as the Board of Directors and/or any compensation and stock option committee of the Board of Directors may from time to time provide to him.

4. DUTIES. The Employee is engaged as the President of the Employer, and he shall have such duties consistent with such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer. Employee's office shall be located at the Employer's facilities in Youngstown, Ohio.

5. EXTENT OF SERVICES. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer as may be reasonably necessary in the normal course of business.

6. VACATION AND DAYS OFF. The Employee shall be entitled to such vacation time during each fiscal year of the Employer as he may qualify for, in accordance with any vacation policy from time to time established by the Employer's Board of Directors. Notwithstanding the foregoing, the Employee shall be entitled to an annual vacation of not less than four (4) weeks, during which time his compensation shall be paid in full.

7.  DISABILITY, ILLNESS AND INCAPACITY.

    (a) During the term of this Agreement, for any period of disability, illness or incapacity which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive his full compensation as set forth in paragraph 3 of this Agreement, provided, however, if the Employee's disability, illness or incapacity extends beyond a period of ninety (90) day period, to any further compensation under paragraph 3(a) until he returns to a full-time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies, if any, purchased by the Employer.

    (b) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause.

    (c) If and when the period of disability, illness or incapacity of the Employee totals ninety (90) days, his employment with the Employer will terminate. Notwithstanding the foregoing, if the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually acceptable.

    (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors. The Employer shall pay the doctor's fees and other charges associated with such determination.

8. DEATH. All rights of the Employee hereunder, shall terminate upon his death, except that the Employer shall pay to the estate of the Employee such compensation and other amounts as would otherwise have been payable to the Employee through the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

9.  OTHER TERMINATION.

    (a) The Employer may terminate the employment of the Employee hereunder without notice for any of the following reasons:

        (i) The Employee's failure to promptly and adequately perform the duties assigned to him by the Employer pursuant to paragraph 4 above, including, but not limited to, failure to follow the reasonable direction of the Board of Directors of the Employer, or those of any supervisors or superiors of the Employee, provided, however, that the Employer shall give the Employee written notice specifying the areas in which the Employee has failed to promptly and adequately perform his duties hereunder and Employee shall have thirty (30) days after receipt thereof to improve his employment to the reasonable satisfaction of the Employer.

        (ii)  The Employee's material breach of any provision of this Agreement;
              or
        (iii) "Good cause", as defined below.

    (b) The term "good cause" as used in this Agreement includes, but is not necessarily limited to, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conviction of a felony or any crime of moral turpitude, abuse of, or substantial dependence on, as reasonably determined by the Board of Directors of the Employer, any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD, or other illegal or narcotic drugs. If the Employee disputes any determination of abuse or substantial dependence made by the Board of Directors, the parties hereto agree to abide by the decision of a panel of three physicians who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two physicians. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. The Employee's failure to submit to any such examination shall constitute a material breach of this Agreement.

    (c) The Employee may terminate this Agreement for "Good Reason". For purposes of this Agreement, Good Reason means (i) a request by the Employer for the Employee to relocate to a facility more than 50 miles from Youngstown, Ohio or (ii) the Employer's material breach of any of its obligations under this Agreement or (iii) the shareholder sells more than 505 of the voting securities of the Employer.

    (d) If the Employee's employment with the Employer is terminated pursuant to paragraph 9(a), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in the last sentence of paragraph 3(a) and in paragraph 3(b) of this Agreement. If the Employee's employment with the Employer is terminated by the Employer for a reason other than as provided in paragraph 9(a) or by the Employee pursuant to paragraph 9(c), the Employer will compensate the Employee, as severance pay, the Annual Base Salary for the remaining term of this Agreement. Such severance pay will be paid to the Employee at the date of termination.


10. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without the prior written consent of the Employer, disclose any such confidential information to any other person, partnership, joint venture, company, corporation or other organization.

11. WAIVER. The waiver by the Employer of a breach by the Employee of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent breach by the Employee.

12. BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employee. This agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and understanding, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by both parties.

14. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

16. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by facsimile, email, or by certified or registered mail, first class, return receipt requested, to the parties at the following addresses, or such other address that a party may hereafter give notice to the other party as provided herein:

                  If to the Employer:      Valley Drug Company
                                           318 W. Boardman Street
                                           Youngstown, Ohio 44507
                                           Attention: Chairman of the Board
                                           (303) 744-2822

                  With a copy to:          DrugMax.com, Inc.
                                           12505 Starkey Road, Suite A
                                           Largo, Florida 33773
                                           Attention:  William LaGamba,

                  If to the Employee:      Ralph A. Blundo
                                           136 East Fairfield Drive
                                           New Castle, Pennsylvania  16105

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:  VALLEY DRUG COMPANY



By: /s/ Ronald J. Patrick
   ----------------------------

Title: Secretary-Treasurer
      -------------------------



EXECUTIVE:  RALPH A. BLUNDO


/s/ RALPH A. BLUNDO
-------------------

                                    Exhibit G

                          REGISTRATION RIGHTS AGREEMENT
                                Ronald J. Patrick


         This agreement is made and executed as of April 19, 2000, by and between DrugMax.com, Inc., a Nevada corporation (the "Company"), and Ronald J. Patrick (the "Holder").

BACKGROUND STATEMENTS:

I. The Company has issued to Holder 113,333 shares of the Company's common stock in connection with the merger of Valley Drug Company with Drugmax Acquisition Corporation, the Company's wholly owned subsidiary.

II. The Company desires to provide certain incidental registration rights to the Holder with respect to the Shares upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the Company and the Holder agree as follows:

1.       REGISTRATION

1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.
         (c) "Register," "registered" and "registration" shall refer to a registration of the Shares effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.
         (d) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
         (e) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (g) "Shares" shall mean the shares of common stock, par value $.001 per share of the Company Issued to Holder pursuant to a Merger Purchase Agreement of even date herewith, and shall include any Common Stock (or other security) of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares (whether by reason of a merger or similar transaction) and any additional shares of Common Stock (or other security) of the Company that may be issued to the Holder by reason of a stock split, reorganization or other similar transaction and, further, shall include any security of the Company or any other entity for which any of the foregoing securities or the right, shall have been exchanged or converted into by reason of a merger, consolidation, reorganization or other similar transaction.

1.2 REGISTRATION RIGHTS. If at any time prior to the termination of the Company's obligation hereunder, the Company determines to register any of its securities for its own account (other than pursuant to a registration relating to a corporate reorganization or other transaction under Rule 145, or an offering in connection with an employee benefit plan, share dividend, share ownership or dividend reinvestment plan), the Company will:

         (a) promptly give written notice thereof (which notice shall include a list of the jurisdictions, if any, in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws) to the Holder, and
         (b) use its best efforts to include in such registration (and any related qualification under blue sky laws or other state securities laws) and in any underwriting involved therein all the Shares specified in a written request or requests, received by the Company within 30 days after the mailing of such written notice by the Company, by the Holder; provided that the underwriter may, if marketing factors so require, limit the number of the Company' securities to be included in the underwriting. No Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

1.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of Shares under the Securities Act, the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;
         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of such Shares, but for no longer than one hundred twenty (120) days;
         (c) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares; and
         (d) Use its best efforts to register or qualify the Shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request, to enable the Holder to consummate the public sale or other disposition in such jurisdictions of the Shares; provided, however, that the Company shall not be obligated so to register or qualify such Shares in any jurisdiction in which the Company would be required to execute a general consent to service of process as a condition thereof if the Company is not already subject or otherwise required to become subject to such service of process in such jurisdiction.

                  It shall be a condition precedent to the obligations of the Company to take action pursuant to this Agreement that the Holder furnish to the Company such information as the Company may reasonably request, which information may be included by the Company in a registration statement (and the prospectus included therein).

                  If, in the opinion of counsel to the Company, it is necessary or appropriate in order to comply with any applicable rule, regulation or release promulgated by the Commission, the Company's obligations under this Section shall be conditioned upon the execution and delivery to the Company of an appropriate agreement, in form satisfactory to counsel for the Company, that the Holder will comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act, and any rules issued thereunder by the Commission, and will furnish to the Company information about sales made in such public offering. The Holder will not (until further notice) effect sales of Shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                  At the end of the period during which the Company is obligated to keep any registration statement current and effective (and any extensions thereof required by the preceding paragraph), the Holder shall discontinue sales of such Shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such registration statement which remain unsold, and the Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         1.4 EXPENSES OF REGISTRATION. The Company shall bear all expenses (which term does not include underwriting fees, discounts or commissions, or brokerage commissions or stock transfer taxes), including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company (but not those of counsel for the Holder) and expenses of any audits incidental to or required for any such registration, incurred in affecting any registration pursuant to section 1.2 hereof.

         1.5 TERMINATION OF THE COMPANY'S OBLIGATIONS. The right of the Holder to request registration of Shares pursuant to this Agreement shall terminate on such date as all Shares held by the Holder may be sold under Rule 144.

         1.6 ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights granted under this Agreement may be assigned in connection with a transfer of the Shares.

         1.7 RULE 144 UNDERTAKING. The Company will use its best efforts to make publicly available and available to the Holder, pursuant to Rule 144, such information as is necessary to enable the Holder to make sales of Shares pursuant to that Rule. The Company will use its best efforts to file timely with the Commission all documents and reports required of the Company under the Exchange Act. The Company shall furnish to the Holder, upon request, a written statement executed by the Company as to compliance with the current public information requirements of Rule 144.

         2. FLORIDA LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applied without giving effect to any conflicts of law principles.

         3. AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Article 3 shall be binding upon the Holder and the Company.

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the day and year first above written.


                            DRUGMAX.COM, INC.



                            By: /s/ William L. LaGamba
                               --------------------------------------------
                               William L. LaGamba, Chief Executive Officer



                            RONALD J. PATRICK


                               /s/ Ronald J. Patrick
                               --------------------------------------------

                                    Exhibit H

                          REGISTRATION RIGHTS AGREEMENT
                                 Ralph A. Blundo


         This agreement is made and executed as of April 19, 2000, by and between DrugMax.com, Inc., a Nevada corporation (the "Company"), and Ralph A. Blundo (the "Holder").

BACKGROUND STATEMENTS:

I. The Company has issued to Holder 113,333 shares of the Company's common stock in connection with the merger of Valley Drug Company with Drugmax Acquisition Corporation, the Company's wholly owned subsidiary.

II. The Company desires to provide certain incidental registration rights to the Holder with respect to the Shares upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the Company and the Holder agree as follows:

1.       REGISTRATION

1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.
         (c) "Register," "registered" and "registration" shall refer to a registration of the Shares effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.
         (d) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
         (e) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.
         (g) "Shares" shall mean the shares of common stock, par value $.001 per share of the Company Issued to Holder pursuant to a Merger Purchase Agreement of even date herewith, and shall include any Common Stock (or other security) of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares (whether by reason of a merger or similar transaction) and any additional shares of Common Stock (or other security) of the Company that may be issued to the Holder by reason of a stock split, reorganization or other similar transaction and, further, shall include any security of the Company or any other entity for which any of the foregoing securities or the right, shall have been exchanged or converted into by reason of a merger, consolidation, reorganization or other similar transaction.

1.2 REGISTRATION RIGHTS. If at any time prior to the termination of the Company's obligation hereunder, the Company determines to register any of its securities for its own account (other than pursuant to a registration relating to a corporate reorganization or other transaction under Rule 145, or an offering in connection with an employee benefit plan, share dividend, share ownership or dividend reinvestment plan), the Company will:

         (a) promptly give written notice thereof (which notice shall include a list of the jurisdictions, if any, in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws) to the Holder, and
         (b) use its best efforts to include in such registration (and any related qualification under blue sky laws or other state securities laws) and in any underwriting involved therein all the Shares specified in a written request or requests, received by the Company within 30 days after the mailing of such written notice by the Company, by the Holder; provided that the underwriter may, if marketing factors so require, limit the number of the Company' securities to be included in the underwriting. No Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

1.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of Shares under the Securities Act, the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;
         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of such Shares, but for no longer than one hundred twenty (120) days;
         (c) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares; and
         (d) Use its best efforts to register or qualify the Shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request, to enable the Holder to consummate the public sale or other disposition in such jurisdictions of the Shares; provided, however, that the Company shall not be obligated so to register or qualify such Shares in any jurisdiction in which the Company would be required to execute a general consent to service of process as a condition thereof if the Company is not already subject or otherwise required to become subject to such service of process in such jurisdiction.

                  It shall be a condition precedent to the obligations of the Company to take action pursuant to this Agreement that the Holder furnish to the Company such information as the Company may reasonably request, which information may be included by the Company in a registration statement (and the prospectus included therein).

                  If, in the opinion of counsel to the Company, it is necessary or appropriate in order to comply with any applicable rule, regulation or release promulgated by the Commission, the Company's obligations under this Section shall be conditioned upon the execution and delivery to the Company of an appropriate agreement, in form satisfactory to counsel for the Company, that the Holder will comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act, and any rules issued thereunder by the Commission, and will furnish to the Company information about sales made in such public offering. The Holder will not (until further notice) effect sales of Shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                  At the end of the period during which the Company is obligated to keep any registration statement current and effective (and any extensions thereof required by the preceding paragraph), the Holder shall discontinue sales of such Shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such registration statement which remain unsold, and the Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         1.4 EXPENSES OF REGISTRATION. The Company shall bear all expenses (which term does not include underwriting fees, discounts or commissions, or brokerage commissions or stock transfer taxes), including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company (but not those of counsel for the Holder) and expenses of any audits incidental to or required for any such registration, incurred in affecting any registration pursuant to section 1.2 hereof.

         1.5 TERMINATION OF THE COMPANY'S OBLIGATIONS. The right of the Holder to request registration of Shares pursuant to this Agreement shall terminate on such date as all Shares held by the Holder may be sold under Rule 144.

         1.6 ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights granted under this Agreement may be assigned in connection with a transfer of the Shares.

         1.7 RULE 144 UNDERTAKING. The Company will use its best efforts to make publicly available and available to the Holder, pursuant to Rule 144, such information as is necessary to enable the Holder to make sales of Shares pursuant to that Rule. The Company will use its best efforts to file timely with the Commission all documents and reports required of the Company under the Exchange Act. The Company shall furnish to the Holder, upon request, a written statement executed by the Company as to compliance with the current public information requirements of Rule 144.

         2. FLORIDA LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applied without giving effect to any conflicts of law principles.

         3. AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Article 3 shall be binding upon the Holder and the Company.

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the day and year first above written.


                                          DRUGMAX.COM, INC.



                                          By: /s/ WILLIAM L. LAGAMBA
                                             -----------------------------------
                                             William L. LaGamba, Chief Executive
                                             Officer



                                          RALPH A. BLUNDO


                                            /s/ RALPH A. BLUNDO
                                          --------------------------------------

                                    Exhibit I

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (this "Agreement") is made as of April 19, 2000, by and between Valley Drug Company, an Ohio corporation ("Valley"), DrugMax.com, Inc., a Nevada corporation ("DrugMax"), and Ronald J. Patrick, residing at 3458 Carmela Drive, New Castle, Pennsylvania ("Patrick").


                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Valley is merging into a wholly owned subsidiary of DrugMax. In connection with such merger, DrugMax is issuing shares of its common stock to Patrick and is requiring that noncompetition agreements be executed and delivered by each of Patrick and Ronald J. Patrick as a condition of its completing the merger.


                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. ACKNOWLEDGMENTS BY PATRICK

         Patrick acknowledges that (a) Seller has occupied a position of trust and confidence with Valley prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of Valley, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of Valley, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of Valley and any other information, however documented, of Valley that is a trade secret within the meaning of Ohio Revised Code, as amended, ss. 1333.61-1333.69; (ii) any and all information concerning the business and affairs of Valley (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Valley containing or based, in whole or in part, on any information included in the foregoing, (b) the business of Valley is expected to become international in scope, (c) its products and services are expected to be marketed throughout the World; (d) Valley will compete with other businesses that are or could be located in any part of the World; (e) DrugMax has required that Patrick make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to entering into the merger; (f) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve Valley's business, and (g) Valley would be irreparably damaged if Patrick were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2. NONCOMPETITION

         As an inducement for DrugMax to enter into the merger and as additional consideration for the consideration to be paid to Patrick in connection therewith, Patrick agrees that:


(a) For a period of two years after the date on which the last payment Valley is obligated to make to him pursuant to an Employment Agreement dated April 19, 2000 has been made or Valley has defaulted (after applicable cure periods) in such payments:


(i) He will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Valley's name or any similar name to, lend Valley's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of Valley, provided, however, that Patrick may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Patrick agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

(ii) He will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of Valley to leave the employ of Valley, (B) in any way interfere with the relationship between Valley and any employee of Valley, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Valley, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Valley to cease doing business with Valley, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Valley.

(iii) He will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Patrick to be a customer of Valley, whether or not Patrick had personal contact with such Person;

(b) In the event of a breach by Patrick of any covenant set forth in Subsection 2(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

(c) He will not, at any time during or after the three year period, disparage DrugMax or Valley, or any of their shareholders, directors, officers, employees, or agents; and


(d) He will, during the Restrictive Period, within ten days after accepting any employment, advise DrugMax of the identity of any employer. DrugMax or Valley may serve notice upon each such employer that Patrick is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

(e) Notwithstanding the above, nothing contained herein shall prohibit Patrick and/or Ralph A. Blundo from owning, operating or otherwise participating in Professional Pharmacy Solutions, a Pennsylvania limited liability company ("PPS"), regardless of what business, services or products PPS, now or in the future, enters into or provides.


3. REMEDIES


         If Patrick breaches the covenants set forth in Section 2 of this Agreement, DrugMax and Valley will be entitled to the following remedies:


(a) Damages from Patrick;


(b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate DrugMax and Valley and would be an inadequate remedy for such breach.


(c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

4. SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon DrugMax, Valley and Patrick and will inure to the benefit of DrugMax and Valley and their affiliates, successors and assigns and Patrick's and his assigns, heirs and legal representatives.

5. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

6. GOVERNING LAW

         This Agreement will be governed by the laws of the State of Florida without regard to conflicts of law principles.

7. JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8. SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Patrick.

9. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10. SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11. NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Patrick:

         Ronald J. Patrick
         3458 Carmela Drive
         New Castle, PA 16105

         with a copy to:

         Nicole A. Normansell, Esq.
         Thorp Reed & Armstrong, LLP
         One Riverfront Center
         20 Stanwix Street
         Pittsburgh, PA 15222-4895

         Facsimile No.: (412) 392-2555


         DrugMax and/or Valley:

         DrugMax.com, Inc.
         6950 Bryan Dairy Road
         Largo, FL 33777
         Attention:  William L. LaGamba, Chief Executive Officer

         Facsimile No.:    (727) 548-1917

         with a copy to:

         Philip M. Shasteen, Esq.
         Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
         100 N. Tampa Street, Suite 1800
         Tampa, FL  33602

         Facsimile No.:  (813) 225-1857

12. ENTIRE AGREEMENT

         This Agreement, the Employment Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

DRUGMAX.COM, INC.




By: /s/ WILLIAM L. LAGAMBA
   --------------------------------------------
   William L. LaGamba, Chief Executive Officer


VALLEY DRUG COMPANY



By: /s/ RALPH A. BLUNDO
   --------------------------------------------


RONALD J. PATRICK

    /s/ RONALD J. PATRICK
   --------------------------------------------

                                    Exhibit J

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (this "Agreement") is made as of April 19, 2000, by and between Valley Drug Company, an Ohio corporation ("Valley"), DrugMax.com, Inc., a Nevada corporation ("DrugMax"), and Ralph A. Blundo, residing at 136 East Fairfield Drive, New Castle, Pennsylvania 16105 ("Blundo").


                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Valley is merging into a wholly owned subsidiary of DrugMax. In connection with such merger, DrugMax is issuing shares of its common stock to Blundo and is requiring that noncompetition agreements be executed and delivered by each of Blundo and Ronald J. Patrick as a condition of its completing the merger.


                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. ACKNOWLEDGMENTS BY BLUNDO

         Blundo acknowledges that (a) Seller has occupied a position of trust and confidence with Valley prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of Valley, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of Valley, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of Valley and any other information, however documented, of Valley that is a trade secret within the meaning of Ohio Revised Code, as amended, ss. 1333.61-1333.69; (ii) any and all information concerning the business and affairs of Valley (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Valley containing or based, in whole or in part, on any information included in the foregoing, (b) the business of Valley is expected to become international in scope, (c) its products and services are expected to be marketed throughout the World; (d) Valley will compete with other businesses that are or could be located in any part of the World; (e) DrugMax has required that Blundo make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to entering into the merger; (f) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve Valley's business, and (g) Valley would be irreparably damaged if Blundo were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2. NONCOMPETITION

         As an inducement for DrugMax to enter into the merger and as additional consideration for the consideration to be paid to Blundo in connection therewith, Blundo agrees that:


(a) For a period of two years after the date on which the last payment Valley is obligated to make to him pursuant to an Employment Agreement dated April 19, 2000 has been made or Valley has defaulted (after applicable cure periods) in such payments:


(i) He will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Valley's name or any similar name to, lend Valley's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of Valley, provided, however, that Blundo may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Blundo agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

(ii) He will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of Valley to leave the employ of Valley, (B) in any way interfere with the relationship between Valley and any employee of Valley, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Valley, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Valley to cease doing business with Valley, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Valley.

(iii) He will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Blundo to be a customer of Valley, whether or not Blundo had personal contact with such Person;

(b) In the event of a breach by Blundo of any covenant set forth in Subsection 2(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

(c) He will not, at any time during or after the three year period, disparage DrugMax or Valley, or any of their shareholders, directors, officers, employees, or agents; and

(d) He will, during the Restrictive Period, within ten days after accepting any employment, advise DrugMax of the identity of any employer. DrugMax or Valley may serve notice upon each such employer that Blundo is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

(e) Notwithstanding the above, nothing contained herein shall prohibit Blundo and/or Ronald J. Patrick from owning, operating or otherwise participating in Professional Pharmacy Solutions, a Pennsylvania limited liability company ("PPS"), regardless of what business, services or products PPS, now or in the future, enters into or provides.


3. REMEDIES


         If Blundo breaches the covenants set forth in Section 2 of this Agreement, DrugMax and Valley will be entitled to the following remedies:


(a) Damages from Blundo;


(b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate DrugMax and Valley and would be an inadequate remedy for such breach.


(c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

4. SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon DrugMax, Valley and Blundo and will inure to the benefit of DrugMax and Valley and their affiliates, successors and assigns and Blundo's and his assigns, heirs and legal representatives.

5. WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

6. GOVERNING LAW

         This Agreement will be governed by the laws of the State of Florida without regard to conflicts of law principles.

7. JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8. SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Blundo.

9. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10. SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11. NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         Blundo:

         Ralph A. Blundo
         136 East Fairfield Drive
         New Castle, Pennsylvania  16105

         with a copy to:

         Nicole A. Normansell, Esq.
         Thorp Reed & Armstrong, LLP
         One Riverfront Center
         20 Stanwix Street
         Pittsburgh, PA 15222-4895

         Facsimile No.: (412) 392-2555


         DrugMax and/or Valley:

         DrugMax.com, Inc.
         6950 Bryan Dairy Road
         Largo, FL 33777
         Attention:  William L. LaGamba, Chief Executive Officer

         Facsimile No.:    (727) 548-1917

         with a copy to:

         Philip M. Shasteen, Esq.
         Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
         100 N. Tampa Street, Suite 1800
         Tampa, FL  33602

         Facsimile No.:  (813) 225-1857

12. ENTIRE AGREEMENT

         This Agreement, the Employment Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Seller

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

with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

DRUGMAX.COM, INC.




By:/s/ WILLIAM L. LAGAMBA
   -------------------------------------------
   William L. LaGamba, Chief Executive Officer


VALLEY DRUG COMPANY



By: /s/ RONALD J. PATRICK
   -------------------------------------------



RALPH A. BLUNDO


/s/ RALPH A. BLUNDO
---------------------------------------------


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